As filed with the Securities and Exchange Commission on July 15, 2025

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KraneShares Physical european carbon allowance fund
a series of KraneShares CARBON TRUST

Sponsored by Krane Funds Advisors, LLC

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

[6221]
(Primary Standard Industrial Classification Code Number)

[●]
(I.R.S. Employer Identification No.)

CSC Delaware Trust Company
251 Little Falls Drive
Wilmington, DE 19808
(866) 403-5272
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Krane Funds Advisors, LLC

280 Park Avenue, 32nd Floor

New York, NY 10017
(Name, address, including zip code, and telephone number, including area code, of Registrant’s principal office)

Copies to:

Stacy Fuller K&L Gates LLP 1601 K Street, NW Washington, DC 20006 Stacy.Fuller@klgates.com	Shoshannah Katz K&L Gates LLP One Park Plaza, 12th Floor Irvine, CA 92614 Shoshannah.Katz@klgates.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a) (2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated July 15, 2025

KRANESHARES CARBON TRUST

KraneShares Physical European Carbon Allowance Fund

The KraneShares Carbon Trust is organized as a Delaware statutory trust. The KraneShares Physical European Carbon Allowance Fund (“Fund”) is a separate series of the Trust that issues shares (“Shares”) representing fractional undivided beneficial interests in the net assets of the Fund. The Shares are expected to trade, subject to notice of issuance, on [●] (“Exchange”) under the ticker symbol “[●].” Shares can be purchased and sold by investors through their broker-dealer.

The investment objective of the Fund is for the Shares to reflect the performance of the price of EU Carbon Emission Allowances for stationary installations (“EUAs”), less the expenses of the Fund’s operations. The Fund is not actively managed and will not utilize leverage, derivatives or any similar arrangements to meet its investment objectives.

The Fund’s assets will consist of EUAs, which are issued via the European Union Emission Trading System (“ETS”) and permit the holder to emit one ton of carbon dioxide equivalent or other greenhouse gas. The Fund will hold cash to be used in connection with cash purchases or redemptions or Shares or for short periods to pay Fund expenses. All EUAs will be held at [●] (the “Registry”). Shareholders have no voting rights with respect to the Trust or Fund except as expressly provided in the First Amended and Restated Agreement and Declaration of Trust (the “Trust Agreement”).

Krane Funds Advisors, LLC is the sponsor of the Trust and Fund (“Sponsor”). CSC Delaware Trust Company is the trustee (“Trustee”). [SEI Investments Company] is the administrator (“Administrator”) of the Fund. [Brown Brothers Harriman & Co.] is the transfer agent (“Transfer Agent”) and custodian, with respect to cash (“Cash Custodian”), of the Fund. [●] is the order examiner (“Marketing Agent”) in connection with the creation and redemption of Baskets of Shares. The Fund is obligated to pay the Sponsor a management fee (the “Sponsor’s Management Fee”), calculated daily and paid monthly, equal to [●]% of the Fund’s average daily net assets. From the Sponsor’s Management Fee, the Sponsor has contractually agreed to pay all of the routine operational, administrative and other ordinary expenses of the Fund, excluding interest expenses and certain litigation expenses and other non-recurring or extraordinary fees and expenses. The Sponsor has paid all of the expenses related to the organization and offering of the Shares in this prospectus, which are estimated to be approximately $[●].

The offering of the Fund’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The Fund intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u).

The Shares are issued by the Fund only in one or more blocks of 50,000 Shares, called a “Basket,” in exchange for EUAs. The Fund will issue and redeem Shares in Baskets to certain registered broker-dealers who have entered into a contract with the Sponsor and Transfer Agent (“Authorized Participants”) on an ongoing basis as described in “Creation and Redemption of Shares.” [●] is the initial authorized participant (“Initial Purchaser”) and is a statutory underwriter under Section 2(a)(11) of the Securities Act. Baskets will be issued and redeemed on an ongoing basis at net asset value (“NAV”) per Share on the day that an order to create a Basket is accepted by the Transfer Agent and approved by the Marketing Agent.

Prior to this offering, there has been no public market for the Shares. The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on the NYSE Arca, Inc. (“Arca” or the “Exchange”), under the symbol “[●]”. The market price of the Shares may be different from the NAV per Share for a number of reasons, including the supply and demand for Shares, the value of the Fund’s assets, and market conditions at the time of a transaction.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Fund’s total net assets due to supply and demand forces at work in the secondary trading market for Shares that are closely related to, but not identical to, the same forces influencing the prices of the EUAs in which the Fund invests. Investing in the Fund involves significant risks. See “Risk Factors” beginning on page 10.

Shareholders will take no part in the management or control of the Fund and will have no voting rights with respect to the Fund, except as expressly provided for in the Trust Agreement.

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus (“Prospectus”), or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Fund is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). “Emerging growth company” does not mean the Fund is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy.

The Shares are neither interests in nor obligations of the Sponsor, the Trustee, the Administrator, the Transfer Agent, the Registry, the Cash Custodian, the Marketing Agent or any of their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The Fund is not an investment company registered under the Investment Company Act of 1940, as amended. The Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor of the Trust or Fund.

The initial amount of EUAs required for deposit with the Fund to create Shares will be 10,000 per Basket. The Initial Purchaser, acting as a statutory underwriter in connection with the initial purchase of Shares, will deposit EUAs or cash for the purchase of at least one initial Basket of 50,000 Shares, as described in “Plan of Distribution.” The initial Basket(s) will be created at a per Basket price of 10,000 EUAs and a per Share price equal to 1/5 of the value of a single EUA on the purchase date. The value of the EUAs will be calculated using the settlement price used for the single day futures contract on EUAs (the “Daily EUA Future”) traded on ICE Endex Markets B.V. (“ICE Endex”) that is circulated on the day of the purchase of the initial Basket. The Fund will receive all proceeds from the offering of the initial Baskets in EUAs or cash in an amount equal to the full price for the initial Baskets. The Initial Purchaser may receive commissions/fees from shareholders who purchase Shares from the initial Basket through their commission/fee-based brokerage accounts. The price per Basket that will be paid in the future by the Authorized Participants may be different than the initial Basket price.

The date of this Prospectus is July 15, 2025.

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Fund and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

Until 25 calendar days after the date of this prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligations to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in asset prices and market conditions (for EUAs and the Shares), the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares. Moreover, neither the Sponsor, nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Fund nor the Sponsor undertakes an obligation to publicly update or conform to actual results any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary of this Prospectus and, while it contains material information about the Fund, it does not contain or summarize all of the information about the Fund and the Shares contained in this Prospectus that is material and that may be important to you. You should read this entire Prospectus, including “Risk Factors” beginning on page 10, and the material incorporated by reference herein before making an investment decision about the Shares.

European Union Carbon Emission Allowances (“EUAs”)

The European Union Emissions Trading System (“EU ETS”) is a “cap and trade” system that caps the total volume of greenhouse gas (“GHG”) emissions from installations and aircraft operators responsible for around 40% of European Union (“EU”) GHG emissions. The EU ETS is administered by the EU Commission, which issues a predefined amount of EUAs through auctions or free allocation. EUAs entitle the holder to emit one ton of carbon dioxide equivalent or other GHG. Entities covered by the EU ETS are required to surrender each year sufficient EUAs to cover all their emissions for the previous year.

In 2012, EU ETS operations were centralized into a single EU registry operated by the EU Commission (the “Registry”), which covers all countries participating in the EU ETS. The Registry is an online database that holds accounts for all entities covered by the EU ETS as well as for participants (such as the Fund) not covered under the EU ETS. An account must be opened in the Registry in order to transact in EUAs and the Registry is at all times responsible for holding the EUAs. The EU ETS is the largest cap and trade system in the world and covers more than 11,000 power stations and industrial plants in 31 countries, and flights between airports of participating countries.

The Fund

The KraneShares Carbon Trust was organized as a Delaware statutory trust on June 3, 2025. The Trust is governed by the First Amended and Restated Agreement and Declaration of Trust (“Trust Agreement”) dated June 11, 2025, between Krane Funds Advisors, LLC (the “Sponsor”) and [●] (the “Trustee”). The KraneShares Physical European Carbon Allowance Fund (“Fund”) is a separate series of the Trust and was established on June 4, 2025. The Fund will issue common units of beneficial interest, or “Shares,” which represent units of fractional undivided beneficial interest in the Fund’s net assets. The Fund’s assets will consist of EUAs, the unit of account within the EU ETS as described in the preceding paragraphs, and cash. The Fund may hold cash in connection with cash purchases and redemptions of Shares (see “Creation and Redemption of Shares,” below) and it also will occasionally hold cash for short periods to pay the Sponsor’s Management Fee and any other Fund expenses and liabilities not assumed by the Sponsor (see “Description of the Fund”, below). The Fund will not hold any assets other than EUAs and cash.

The investment objective of the Fund is for the Shares to reflect the performance of the price of EUAs, less the expenses of the Fund’s operations. The EUAs will be held at the Registry. The value of EUAs will be reported on the Fund’s website daily, measured as described below in “Calculating NAV”.

Shares are issued by the Fund only in blocks of 50,000 Shares called “Baskets” in exchange for EUAs or cash from certain registered broker-dealers (“Authorized Participants”). See “Creation and Redemption of Shares” for requirements to qualify as an Authorized Participant. Baskets will be redeemed by the Fund in exchange for the amount of EUAs or cash corresponding to their redemption value. The Fund issues and redeems Baskets on an ongoing basis at net asset value (“NAV”) per Share to Authorized Participants who have entered into a contract with the Sponsor and the Transfer Agent.

The amount of EUAs represented by each Share will decrease over the life of the Fund because of the sale of EUAs necessary to pay the Sponsor’s Management Fee and any other Fund expenses and the disregarding of fractions of an EUA smaller than one EUA for purposes of computing the Basket Deposit (as defined below). Without increases in the price of EUAs sufficient to compensate for the above decreases, the price of the Shares will also decline and you will lose money on your investment in the Shares. For example, assuming that the Fund has $100 million in total assets represented by EUAs and Fund fees and expenses are 1% of the Fund’s total assets, if the price of EUAs decreases by 0.8% then the Fund’s total assets after paying Fund fees and expenses would be $98.2 million, $99 million if the price of EUAs remains flat and $101 million if the price of EUAs increased by 2%. Assuming that the Fund had 100,000 Shares outstanding in the above scenario, the NAV per Share would decrease from $990 per Share to $982 per Share if the price of EUAs decreased by $0.8%, remain at $990 per Share if the price of EUAs remained flat, and increase to $101 per share if the price of EUAs increased by 2%.

Individual Shares will not be redeemed by the Fund, but are expected to be listed for trading, subject to notice at issuance, on the Exchange under the symbol “[●].” The material terms of the Fund and the Shares are discussed in greater detail under the sections “Description of the Fund” and “Description of the Shares.” Shareholders will take no part in the management or control of the Fund and will have no voting rights with respect to the Fund, except as expressly provided for in the Trust Agreement. The Fund is not a registered investment company under the Investment Company Act of 1940, as amended (“1940 Act”), and is not required to register with the Securities and Exchange Commission thereunder. The Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor of the Fund.

Secondary market purchases and sales of Shares are subject to customary brokerage commissions and charges.

The market price of the Shares may not be identical to the NAV per Share. The intra-day indicative value per Share is based on the prior day’s final NAV per Share, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Fund’s EUAs holdings, to provide a continuously updated indicative intra-day value per Share during the EUAs’ trading day. The intra-day indicative value per Share is calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported mid-point of the bid/ask spread of the single day futures contract on EUAs (the “Daily EUA Future”) traded on ICE Endex. All major exchanges that trade EUAs or Daily EUA Futures provide real time pricing information to the general public through data vendors such as Bloomberg. The trading prices for EUAs and Daily EUA Futures will also be disseminated by on-line subscription services or by one or more major market data vendors during the NYSE Arca Core Trading Session of 9:30 a.m. to 4:00 p.m. E.T. In addition, there is a gap in time at the end of each day during which the Fund’s shares are traded on the NYSE Arca, but real-time trading prices for EUAs are not available. During such gaps in time the intra-day indicative value per Share will be calculated based on the end of day price of EUAs immediately preceding the trading session. The indicative intra-day value per Share will be calculated by [●] (“IIV Agent”). The Fund is not involved in or responsible for the calculation or dissemination of the indicative intra-day value per Share and makes no warranty as to the accuracy of the indicative intra-day value per Share.

The Fund’s Service Providers

The Sponsor

The Sponsor is a Delaware limited liability company. The Shares are neither interests in nor obligations of, and are not guaranteed by, the Sponsor, its member(s), or any of its affiliates.

The Fund is managed and controlled by the Sponsor pursuant to the terms of the Trust Agreement and a Sponsor Agreement, dated [●], between the Fund and the Sponsor. The Sponsor arranged for the creation of the Fund and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Fund, will prepare marketing materials regarding the Shares of the Fund, and will exercise the marketing plan of the Fund on an ongoing basis. The Sponsor has agreed to pay all operating expenses (except for interest expenses and certain litigation expenses and other non-recurring or extraordinary fees and expenses) out of the Sponsor’s unified management fee.

The Sponsor’s officers, directors and employees, do not devote their time exclusively to the Fund. These persons are, or may in the future be, directors, officers or employees of other entities, which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities. The Sponsor believes that it has sufficient personnel, time, and working capital to discharge its responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to the Fund. In addition, the Sponsor and Trustee may agree to amend the Trust Agreement or Sponsor Agreement, including to increase the Sponsor’s Management Fee, without shareholder consent. Any amendment will become effective on a date to be determined by the Sponsor in its sole discretion. The Sponsor shall determine the contents, manner and time of notice of any material Trust Agreement amendment. Such notice may be provided on the Fund’s website, prospectus supplement, post-effective amendment or through a current report on Form 8-K and/or in the Fund’s annual or quarterly reports, in accordance with the Fund’s obligation under the Securities Exchange Act of 1934 (“Exchange Act”). If an amendment to the Trust Agreement or Sponsor Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus.

The Trustee

The Trustee is CSC Delaware Trust Company, a national banking association. The Trustee acts as the trustee of the Trust and Fund as required to create a Delaware statutory trust in accordance with the Trust Agreement and the Delaware Statutory Trust Act (“DSTA”). See “The Trustee.”

The Administrator

The Administrator is [SEI Investments Company (“SEI”)]. The Administrator is generally responsible for the day-to-day administration and operation of the Fund, including: (1) valuing the Fund’s EUAs and calculating the net asset value and net asset value per share of the Fund; (2) supplying pricing information to the Sponsor for the Fund’s website; and (3) receiving and reviewing reports on the custody of and transactions in cash and EUAs from the Cash Custodian and the Registry, respectively, and taking such other actions in connection with the custody of cash as the Sponsor instructs. The general role and responsibilities of the Administrator are discussed in greater detail under the section “The Administrator.”

The Transfer Agent

The Transfer Agent is [Brown Brothers Harriman & Co. (“BBH”)]. Pursuant to the Transfer Agency and Service Agreement between the Trust and the Transfer Agent, the Transfer Agent serves as the Fund’s transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. The Transfer Agent’s responsibilities include: (1) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; and (2) coordinating the processing of orders from Authorized Participants with the Marketing Agent, the Fund, the Cash Custodian and The Depository Fund Company (“DTC”). See “The Transfer Agent.”

The Marketing Agent

[●] is the Marketing Agent. The Marketing Agent’s responsibilities include: (1) working with the Transfer Agent to review and accept or reject orders placed by Authorized Participants with the Transfer Agent; (2) reviewing and approving all sales and marketing materials for compliance with applicable laws, and filing such materials with FINRA as required by the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder, and (3) facilitating arrangements between the Sponsor, the Transfer Agent and broker-dealers for the purchase and redemption of Baskets. All such sales and marketing materials must be approved, in writing, by the Marketing Agent prior to use.

Custodial Arrangements

[BBH] is the custodian (the “Cash Custodian”) of the cash held by the Fund and has entered into the Cash Custody Agreement in connection therewith. All EUAs held by the Fund will be held and maintained in the Registry. See “The Cash Custodian” and “EUAs and the Carbon Credit Industry-Registry Accounts.”

Fund Objective

The investment objective of the Fund is for the Shares to reflect the performance of the price of EUAs, less the expenses of the Fund’s operations. The Fund intends to achieve this objective by investing substantially all of its assets in EUAs. The Fund will invest in EUAs on a non-discretionary basis (i.e., without regard to whether the value of EUAs is rising or falling over any particular period). As a result, the Fund will not attempt to speculatively sell EUAs at times when its price is high or speculatively acquire EUAs at low prices in the expectation of future price increases, nor will the Fund attempt to avoid losses or hedge exposure arising from the risk of changes in the price of EUAs.

Other than sales of EUAs to pay certain expenses, discussed below, the Fund may only purchase or sell EUAs in connection with the purchase (creation) or redemption of Baskets by Authorized participants. For a creation in cash, the Authorized Participant will deliver the cash to the Fund’s account at the Cash Custodian, which the Sponsor will then use to purchase EUAs from a third party selected by the Sponsor who (1) is not the Authorized Participant and (2) will not be acting as an agent, nor at the direction, of the Authorized Participant with respect to the delivery of EUAs to the Fund (such third party, a “Liquidity Provider”). For a redemption in cash, the Sponsor shall arrange for the EUAs represented by the Basket to be sold to a Liquidity Provider selected by the Sponsor and the cash proceeds distributed from the Fund’s account at the Cash Custodian to the Authorized Participant in exchange for its Shares. In the case of “in-kind” creation or redemption orders for Shares, Authorized Participants may deliver or direct the delivery of EUAs by third parties, or take delivery or direct the taking of delivery of EUAs by third parties.

In addition to selling EUAs to distribute cash to Authorized Participants redeeming Shares, the Fund may sell EUAs to pay certain expenses not assumed by the Sponsor (described below), including the Sponsor’s Management Fee, which may be facilitated by one or more Liquidity Providers. All EUAs will be held in the Registry. The Transfer Agent will facilitate the processing of purchase and sale orders in Baskets from the Fund.

Summary Risk Factors

An investment in the Shares is speculative and involves a high degree of risk. There is no assurance the Fund will achieve its investment objective or avoid substantial losses. A potential shareholder should not invest in the Shares unless he or she can afford to lose the entire investment. Before investing in the Shares, a potential shareholder should be aware of the various risks of investing in the Fund, including those described below. Additional risks and uncertainties not presently known by the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. The summary risk factors set forth below are intended to highlight certain risks of investing in the Fund. Amore extensive discussion of these risks appears beginning on page [10] in “Risk Factors.”

The Fund relies on the existence of cap and trade regimes and related markets to give EUAs value. Cap and trade regimes are new and based on scientific principles that are subject to debate. Cap and trade regimes have arisen primarily due to relative international consensus with respect to scientific evidence indicating a correlative relationship between the rise in global temperatures and extreme weather events, on the one hand, and the rise in GHG emissions in the atmosphere, on the other hand. If this consensus were to break down, cap and trade regimes and the value of the Fund may be negatively affected.

Scientists are still debating whether the rise in atmospheric GHGs is caused by human activity such as GHG emissions generated through the burning of fossil fuels, as well as the acceptable level of GHG concentrations in the atmosphere. If the science supporting the relationship or the acceptable level of GHG concentrations is discredited or proved to be incorrect or inaccurate, it may negatively affect cap and trade regimes and the value of the Fund.

There is no assurance that cap and trade regimes will continue to exist. cap and trade may not prove to be an effective method of reduction in GHG emissions. As a result or due to other factors, cap and trade regimes may be terminated or may not be renewed upon their expiration. The EU ETS is organized into a number of phases, each which a predetermined duration. Currently, the EU ETS is in Phase IV. There can be no assurance that the EU ETS will enter into a new phase as scheduled.

New technologies may arise that may diminish or eliminate the need for cap and trade markets. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affecting the price of the Fund.

Cap and trade regimes set emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties in the mechanism up to the total emissions cap. This allocation may be larger or smaller than is needed for a stable price of credits and can lead to large price volatility, which could affect the value of the Fund. Depending upon the industries of end users of EUAs, unpredictable demand for their products and services can affect the value of GHG emissions credits. For example, very mild winters or very cool summers can decrease demand for electric utilities and therefore require fewer carbon credits to offset reduced production and GHG emissions.

The ability of the GHG emitting companies to pass on the cost of emissions credits to consumers can affect the price of the EUAs. If the price of emissions can be passed on to the end customer with little impact upon consumer demand, it is likely that industries may continue emitting and purchase any shortfall in the market at the prevailing price. If, however, the producer is unable to pass on the cost, it may be incentivized to reduce production in order to decrease its need for offsetting emissions credits, which could adversely affect the price of EUAs and the Fund.

Regulatory risk related to changes in regulation and enforcement of cap and trade regimes could also adversely affect market behavior. If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits will deteriorate, which could result in a decline in the price of emissions credits and a drop in the value of the Fund. In addition, as cap and trade markets develop, new regulation with respect to these markets may arise, which could have a negative effect on the value and liquidity of the cap and trade markets and the Fund.

If the Sponsor and the Fund are unable to raise sufficient funds so that revenues generated from the Sponsor’s Management Fee can cover Fund expenses, the Fund may be forced to terminate and investors may lose all or part of their investment. Assuming the Fund’s ordinary operating expenses amount to $100,000 in a year, the Fund would have to raise approximately $[●] in assets for the Sponsor’s Management Fee to cover trust expenses. Likewise, if the annual ordinary operating expenses of the Fund amount to $200,000 or $300,000, the Fund would have to raise approximately $[●] and $[●], respectively, in assets in order for the Sponsor’s Management Fee to cover Fund expenses. While the Sponsor is not able to cover Fund expenses indefinitely, there is no minimum amount of Fund assets below which the Sponsor would automatically terminate the Fund.

Principal Offices

The offices of the Fund and the Sponsor are located at 280 Park Avenue, 32nd Floor, New York, New York 10017 and the Fund’s telephone number is 212-933-0393. The office of the Trustee is located at 251 Little Falls Drive, Wilmington, Delaware 19808. The offices of the Administrator, Transfer Agent and Cash Custodian are located at [●]. The offices of the Marketing Agent are located at [●]. The offices of [●], which administers the [●] section of the Registry, are located at [●].

Emerging Growth Company Status

The Fund is an “emerging growth company,” as defined in the JOBS Act, and is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations that are not otherwise applicable to the Fund. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2) (B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Fund.

Use of proceeds	Proceeds received by the Fund in the form of deposits from the issuance of Baskets consist of either EUAs or cash. Deposits of cash are held by the Cash Custodian and will be used to purchase the applicable amount of EUAs. The Fund’s EUAs are at all times maintained in the Registry. Such deposits are held by the Fund until (i) delivered to Authorized Participants or sold for cash in connection with redemptions of Baskets or (ii) EUAs are sold for cash or transferred to the Sponsor in-kind to pay the Sponsor’s Management Fee or other Fund expenses and liabilities not assumed by the Sponsor, is any.

Ticker Symbol	[●]

CUSIP	[●]

Creation and Redemption

The Fund issues “Baskets,” each equal to 50,000 Shares, to Authorized Participants in exchange for EUAs or cash. Conversely, the Fund delivers EUAs or cash in exchange for Baskets surrendered to it for redemption by Authorized Participants. The Fund issues and redeems Baskets on a continuous basis only to Authorized Participants. Baskets are only issued or redeemed in exchange for the amount of EUAs or cash determined by the Administrator on each day that the Exchange is open for regular trading based on the combined net asset value of the Shares included in the Baskets being created or redeemed. For a cash creation, the Authorized Participant will deliver the cash to the Fund’s account at the Cash Custodian, which the Sponsor will then use to purchase EUAs from a Liquidity Provider. For a cash redemption, the Sponsor shall arrange for the EUAs represented by the Basket to be sold to a Liquidity Provider selected by the Sponsor and the cash proceeds distributed from the Fund’s account at the Cash Custodian to the Authorized Participant in exchange for its Shares. In the case of “in-kind” creation or redemption orders for Shares, Authorized Participants may deliver or direct the delivery of EUAs by third parties, or take delivery or direct the taking of delivery of EUAs by third parties. No Shares are issued unless the Fund confirms that it has been allocated the corresponding amount of EUAs or cash.

The initial amount of EUAs or cash required for deposit with the Fund to create Shares will be the value of 10,000 EUAs per Basket.

Fees are assessed in connection with the creation and redemption of Baskets by Authorized Participants. See “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value means the total assets of the Fund including, but not limited to, all EUAs and cash less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles.

The Administrator determines the NAV of the Fund on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 PM E.T. The net asset value of the Fund is the aggregate value of the Fund’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Fund’s net asset value, the Administrator values the EUAs held by the Fund based on the settlement price for the Daily EUA Future as established by the ICE Endex. The value of the settlement price of the Daily EUA Future is generally disseminated by the ICE Endex by 5:15 p.m. Central European Time (“CET”). The Administrator converts the value of Euro denominated assets into the U.S. dollar equivalent using published foreign currency exchange prices by an independent pricing vendor. The Administrator also determines the NAV per Share.

Fund Fees and Expenses

The Fund’s only ordinary recurring expenses are expected to be the Sponsor’s Management Fee, paid monthly in arrears, in an amount equal to [●]% per annum of the daily NAV of the Fund. In exchange for the Management Fee, the Sponsor has agreed to assume all routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, each of the Trustee’s, Administrator’s, Cash Custodian’s, Transfer Agent’s and Marketing Agent’s monthly fee and out-of-pocket expenses and expenses reimbursable in connection with such service provider’s respective agreement; the marketing support fees and expenses; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Fund’s website; audit fees and expenses; and routine legal expenses. The routine ordinary expenses assumed by the Sponsor on behalf of the Fund are not subject to any caps. The Sponsor also paid the costs of the Fund’s organization and the initial sale of the Shares.

The Fund will be responsible for reimbursing the Sponsor or its affiliates for paying all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. The Fund will either (i) cause the Sponsor to receive EUAs from the Fund in such quantity as may be necessary to pay the Management Fee or (ii) sell EUAs in such quantity as may be necessary to permit payment in cash of the Management Fee and other Fund expenses and liabilities not assumed by the Sponsor, if any.

Organization and Offering Expenses	The Sponsor will be responsible for paying all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares.

Extraordinary Fees and Expenses	The Fund will be responsible for paying, or for reimbursing the Sponsor or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Tax Considerations	A shareholder will be treated, for U.S. federal tax purposes, as if it directly owns a pro rata share of the Fund’s assets and directly receives that share of any Fund income and incurs that share of the Fund’s expenses. Shareholders of the Fund will be subject to U.S. federal income tax on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions. Each delivery, transfer or sale of EUAs by the Fund to pay the Fund’s expenses, such as the Sponsor’s Management Fee, could be a taxable event to shareholders. See “Federal Income Tax Consequences — Taxation of U.S. Shareholders” and “Purchases by Employee Benefit Plans.”

Suspension of Issuance, Transfers and Redemptions	The Sponsor may suspend the delivery or registration of transfers of Shares, or may refuse a particular deposit or transfer at any time, if the Sponsor considers it advisable or necessary for any reason. Redemptions by Authorized Participants of Shares may and, on the direction of the Sponsor, shall, be generally suspended or particularly rejected by the Transfer Agent or Marketing Agent (1) during any period in which regular trading on the Exchange, the New York Stock Exchange, EEX, ICE Endex or other exchange material to the valuation or operation of the Fund is closed, or when trading is suspended or restricted on such exchanges in EUAs or Daily EUA Futures, other than customary weekend or holiday closings, or trading of Shares on the Exchange is suspended or restricted, (2) the order is not in proper form as determined by the Fund, Transfer Agent or Marketing Agent, or (3) during an emergency as a result of which delivery, disposal or evaluation of EUAs is not reasonably practicable. In the event that the Sponsor intends to suspend or postpone redemptions, it will provide shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Fund’s annual or quarterly reports. In addition, the Fund will reject a redemption order if the fulfillment of the order might be unlawful or if, as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares in one Basket. See “Creation and Redemption of Shares — Rejection of purchase orders” and “Creation and Redemption of Shares — Suspension or rejection of redemption orders.”

Termination Events	The Fund will terminate and liquidate if certain events occur. See “Description of the Fund — Termination of the Fund.”

Authorized Participants	Authorized Participants may create and redeem Baskets. Each Authorized Participant must: (1) be a registered broker-dealer and a member in good standing with the Financial Industry Regulatory Authority (“FINRA”); (2) be a participant in DTC; and (3) have entered into an agreement with the Sponsor and the Transfer Agent (the “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets. A list of the current Authorized Participants can be obtained from the Administrator or the Sponsor.

Clearance and Settlement	The Shares will be evidenced by one or more global certificates that the Fund will issue to DTC. The Shares are issued only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus.

Risks Related to the Fund’s Investments

Because the Shares are created to reflect the price of the EUAs held by the Fund, the market price of the Shares may be as unpredictable as the price of EUAs has historically been. This creates the potential for losses, regardless of whether you hold Shares for the short-, mid- or long-term.

Shares are created to reflect, at any given time, the market price of EUAs owned by the Fund at that time, less the Fund’s expenses and liabilities. Because the value of Shares depends on the price of EUAs, it is subject to fluctuations similar to those affecting EUA prices. Although the price of EUAs has increased steadily since 2018, the price has also fluctuated widely (between €15 and €96 per EUA) in response to certain events including the COVID-19 pandemic and the Ukraine War. If EU ETS continues to be characterized by the wide fluctuations that it has shown in the past several years, the price of the Shares may change widely and in an unpredictable manner. This exposes shareholders to potential losses if they need to sell their Shares at a time when the price of an EUA is lower than it was when the shareholder made its investment in Shares. Even if a shareholder is able to hold Shares for the mid- or long-term the shareholder may never realize a profit, because EU ETS has historically experienced extended periods of flat prices, and has only recently (since 2018) seen consistent prices above €20 per Carbon Credit.

The price of EUAs is affected by numerous factors beyond the Fund’s control, including the following:

(a)	Global or regional political, economic, environmental or financial events and situations (including pandemics, such as COVID-19) that depress economic activity may weaken demand for EUAs, and thus cause their price to fall. Very mild winters or very cool summers can decrease demand for electricity and therefore cause utilities to purchase fewer EUAs thus causing their price to fall.

(b)	Investors’ expectations with respect to the future rates of inflation and movements in world equity, financial, environmental, commodity and property markets, and returns available in other investment markets may impact the extent to which investors allocate capital to investments in EUAs.

(c)	The activities and emissions of energy-intensive sectors (including manufacturing facilities, oil refineries, power stations and, aviation) may impact the demand for EUAs; specifically, weaker activity in such sectors may reduce the demand for EUAs and cause their price to fall.

(d)	The relevant rules of cap and trade programs outside the EU (including how allowances are made available to operators or market participants, such as free allocations or auctions) and links put in place between mandatory cap and trade programs and voluntary schemes (enabling carbon allowances of one mandatory program or voluntary scheme to be used for the purposes of another mandatory program or voluntary scheme) may impact the supply of EUAs; for example, if entities are able to purchase carbon allowances from other programs or voluntarily schemes, this could increase the supply of EUAs, and thus reduce their price.

(e)	The rate of progress in the innovation, introduction and expansion of technologies and techniques in the reduction of emissions of greenhouse gases (or the capture and storage thereof). Advances in technologies for the reduction of greenhouse gases may result in companies being able to reduce their greenhouse gas emissions more quickly and cheaply, thus needing to purchase fewer EUAs which may cause the price of EUAs to fall.

(f)	The use by governments of different policies to encourage or require the reduction of emissions of greenhouse gases (or the capture and storage thereof) or for other environmental goals may reduce the incentive for companies to purchase EUAs (as against taking other actions), thus causing the price of EUAs to fall.

(g)	Lobbyist, political or governmental goals or policies with respect to climate change and the imposition of environmental plans or climate goals such as achieving carbon neutrality may impact the demand for EUAs. If government environmental or climate goals or policies are perceived to be weaker or less credible this may reduce the demand for EUAs and may cause their price to fall.

(h)	The cost and implications of non-compliance with the EU ETS (including both monetary and non-monetary penalties on operators subject to EU ETS for failure to surrender sufficient EUAs) may impact an operator’s willingness to pay for EUAs if the penalties associated with non-compliance are less costly than purchasing EUAs. These penalties (and any costs associated with them) may impose an implicit price ceiling on EUAs. Lower penalties and costs may result in lower Carbon Credit prices.

(i)	Investment and trading activities of hedge funds, commodity funds and other speculators may impact the demand for EUAs. For example, lower demand for EUAs from speculators may cause the demand for EUAs to be lower than otherwise and thus may cause their price to fall.

(j)	Interest rates and currency exchange rates, particularly the strength of and confidence in the Euro may impact the demand for EUAs. A reduction in the strength of, or confidence in, the Euro may reduce demand for assets denominated in that currency and thus may cause the price of those assets, including EUAs, to fall.

(k)	The ability of the GHG emitting companies to pass on the cost of emissions credits to consumers can affect the price of the EUAs. If the producer is unable to pass on the cost, it may be incentivized to reduce production in order to decrease its need for offsetting emissions credits, which could adversely affect the price of EUAs and the Fund.

Conversely, several factors may trigger a temporary increase in the price of EUAs prior to your investment in the Shares. If that is the case, you may be buying Shares at prices affected by the temporarily high prices of EUAs, and you may incur losses when the causes for the temporary increase disappear.

There are legal and regulatory risks relating to changes to a cap and trade program.

Regulatory risk related to changes in regulation and enforcement of cap and trade regimes could also adversely affect market behavior. If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits may deteriorate, which could result in a decline in the price of emissions credits and a drop in the value of the Fund. In addition, as cap and trade markets develop, new regulation with respect to these markets may arise, which could have a negative effect on the value and liquidity of the cap and trade markets and the Fund.

EUAs can only be traded in accordance with the EU ETS, which was established pursuant to the EU ETS Directive and Registries Regulation. Changes in these and other laws and regulations (or prospective changes to any of them) may affect the market value and liquidity of EUAs, the market value and liquidity of the Fund’s Shares, and the ability of the Fund to continue to offer its Shares.

The laws and regulations governing the operation of and access to the EU ETS may be amended and this may affect, without limitation:

(a)	the ability of the Fund to buy, sell, transfer or hold EUAs;

(b)	the cap or allocation of the number of EUAs available, for example, a higher cap or allocation of EUAs would increase their supply, and may also reduce demand for EUAs and thereby cause the price of EUAs and the value of the Fund’s Shares to fall; and

(c)	the operational aspects of the effective transfer of EUAs, and therefore the operations relating to the redemption of the Fund’s Shares, for example, changes to operations could slow settlement of redemptions of the Fund’s Shares, exposing redeeming Authorized Participants, and shareholders, to possible falls in price for an extended period of time.

Abandonment, termination or non-renewal of an EUA trading scheme may cause the price of EUAs to fall (potentially to zero).

EUAs have no use outside of the cap and trade program under which they can be allocated and traded. There is no assurance that any particular cap and trade program, including the EU ETS, will continue to exist. Cap and trade programs may not prove to be an effective method of reduction in greenhouse gas emissions. As a result or due to other factors, a cap and trade program may be terminated or may not be renewed upon its expiration.

If it was announced that the EU ETS would terminate or not be renewed then this could result in reduced demand for EUAs and the liquidation or termination of the Fund. The announcement and other steps taken in relation to the termination or non-renewal could also reduce the demand for EUAs, thereby causing the price of EUAs and the value of the Fund’s Shares to fall (potentially to zero). The termination of a cap and trade program outside of the EU ETS could impact the longevity and stability of other cap and trade programs across the globe, and influence other governments to support similar terminations. One or all of these events, in turn, could cause investors in the Fund to suffer a loss of some or all of their investment.

Cap and trade regimes and related markets are new and based on scientific principles that are subject to debate. Cap and trade regimes have arisen primarily due to relative international consensus with respect to scientific evidence indicating a correlative relationship between the rise in global temperatures and extreme weather events, on the one hand, and the rise in Greenhouse Gas (“GHG”) emissions in the atmosphere, on the other hand. If this consensus were to break down, cap and trade regimes and the value of the Fund may be negatively affected.

Scientists are still debating whether the rise in atmospheric GHGs is caused by human activity such as GHG emissions generated through the burning of fossil fuels, as well as the acceptable level of GHG concentrations in the atmosphere. If the science supporting the relationship or the acceptable level of GHG concentrations is discredited or proved to be incorrect or inaccurate, it may negatively affect cap and trade regimes and the value of the Fund.

There is no assurance that cap and trade regimes will continue to exist. Cap and trade may not prove to be an effective method of reduction in GHG emissions. As a result or due to other factors, cap and trade regimes may be terminated or may not be renewed upon their expiration. The EU ETS is organized into a number of phases, each which a predetermined duration. Currently, the EU ETS is in Phase IV. There can be no assurance that the EU ETS will enter into a new phase as scheduled.

New technologies may arise that may diminish or eliminate the need for cap and trade markets. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affecting the price of the Fund.

Future governmental decisions may have significant impact on the price of EUAs, which may result in a significant decrease or increase in the net asset value of the Fund.

Generally, EUA prices reflect the supply and demand of available EUAs. The availability of EUAs is determined by the EU parliament together with the EU member nation representatives. As such, decisions by the EU and its member nations have a significant impact on the supply and demand of EUAs. The EU ETS is organized into a number of phases with pre-determined durations, but extenuating circumstances can result in changes to the phase plans. For example, the global economic crisis of 2008 occurred at the beginning of Phase II, which lasted from 2008 to 2012. Even though the cap on EUAs had been reduced for Phase II, the economic downturn of 2008 resulted in an unexpected reduction in emissions, which in turn resulted in a surplus of EUAs (and low Carbon Credit prices) throughout Phase II. In response to this surplus, the EU held back the auction of approximately 900 million EUAs, and implemented the Market Stability Reserve (“MSR”). The MSR is a system under which EUAs are added to, or removed from, the market based on certain thresholds in order to avoid extreme surpluses or shortages. After the implementation of the MSR, the price of EUAs has steadily increased. More recently, in December 2022, the European parliament and EU country representatives provisionally agreed on a Carbon Border Adjustment Mechanism (“CBAM”) that would require certain importers to the EU to essentially pay a tax that equates to the price of EUAs they would have needed to buy under the EU ETS if their product was produced in the EU. It is unclear what, if any, impacts CBAM may have on the price of EUAs. Future governmental decisions may have an impact on the supply and demand and price of EUAs, which may result in a significant decrease or increase in the net asset value of the Fund.

Because the Fund is not a diversified investment, it may be more volatile than other investments.

An investment in the Fund is not intended as a complete investment plan. Because the Fund only holds EUAs or cash, an investment in the Fund may be more volatile than an investment in a more broadly diversified portfolio. Accordingly, the NAV may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time. An investment in the Fund may be deemed speculative, therefore investors should review closely the objective and strategy, the investment and operating restrictions and the redemption provisions of the Fund as outlined herein and familiarize themselves with the risks associated with an investment in the Fund.

Natural disasters, public health disruptions (such as the COVID-19 pandemic), and international armed conflicts could impact the price of commodities and/or the value, pricing and liquidity of the Fund’s investments or assets which, in turn, could cause the loss of your investment in the Fund.

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including public health disruptions, pandemics and epidemics (for example, the COVID-19 pandemic), can be highly disruptive to economies and markets. Such events can, directly or indirectly, adversely impact the level of services currently provided by the EU and its member nations, could weaken the European economy, and interfere with Carbon Credit markets that rely upon data published by EU governmental agencies. The types of events discussed above, including the COVID-19 pandemic, are highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses.

Geopolitical conflict, including war and armed conflicts (such as Russia’s continued military actions against Ukraine that started in February 2022, conflicts in the Middle East, and the expansion of such conflicts in surrounding areas), sanctions, and acts of terrorism, can also, directly or indirectly, have severe adverse effects on regional and global economic markets, and cause volatility in the price of EUAs and the share price of the Fund. The conflict in Ukraine, along with global political fallout and implications including sanctions, shipping disruptions, collateral war damage, and a potential expansion of the conflict beyond Ukraine’s borders, has and could continue to disturb the EUAs market. Russia has historically been the primary supplier of natural gas to Europe. After the invasion of Ukraine, Russia cut off much of the gas it was supplying to Europe and several supply pipelines were damaged. This shortage of gas caused European countries to seek other natural gas suppliers, and to seek alternative energy sources such as coal, which may increase emissions in the short term and require the purchase of EUAs. This disruption in the energy supply caused volatility in the Carbon Credit market. The duration and extent of the Carbon Credit market volatility is unknown and impossible to predict. Future acts of war or geopolitical events in Europe, or countries economically tied to Europe may cause volatility in the Carbon Credit markets. These events are unpredictable and may lead to extended periods of price volatility.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Fund may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Sponsor and third-party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s assets. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Fund to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Fund’s performance, resulting in losses for shareholders of the Fund. The current and future global economic impact may cause the underlying assumptions and expectations of the Fund to become outdated quickly or inaccurate, resulting in significant losses.

Trading on exchanges outside the United States is generally not subject to U.S. regulation and may result in different or diminished investor protections.

To the extent that the Fund places trades on exchanges outside the United States, trading on such exchanges is generally not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Fund’s trading been limited to U.S. markets.

The Fund will face currency exchange rate risk.

The Fund will invest in EUAs which are denominated in Euros. Changes in currency exchange rates and the relative value of the Euro will affect the value of the Fund’s investments and the value of your Shares. Because the Fund’s NAV is determined in U.S. dollars, the Fund’s NAV could decline if the Euro depreciates against the U.S. dollar, even if the value of the EUAs held by the Fund, denominated in Euros, increases. Currency exchange rates can be extremely volatile and can change quickly and unpredictably. As a result, the value of the Fund’s investments may change quickly and without warning and the Fund may lose money.

As the above chart shows, throughout the past approximately 50 years the relationship between the U.S. dollar and the Euro has shifted dramatically. The relationship between the two currencies generally tracks the relative performance of the two economies and may react as one country’s (or currency zone’s) economy is outperforming the other. These periods of outperformance can cause dramatic swings in the relative value of the currencies. There have been periods during which the U.S. dollar depreciated by almost 50% against the Euro (2002 — 2009) as well as periods during which the U.S. dollar appreciated by similar proportions (1980 —1984). These movements have tended to revert towards the historical average exchange rate of 1.194 Euro/U.S. dollar. As the Fund’s NAV is calculated in U.S. dollars, the Fund’s NAV may change, even if the Euro denominated value of the Fund’s assets do not, based upon currency exchange rate fluctuations. There will be periods when exchange rate fluctuations benefit the Fund, such as when the Euro is appreciating relative to the U.S. dollar, and periods when exchange rate fluctuations negatively impact the Fund, such as when the U.S. dollar appreciates relative to the Euro. Currency exchange rate fluctuations are beyond the control of the Fund and the Fund will not hedge against their impact. As of June 19, 2025, the exchange rate was 1.1488 Euro/U.S. dollar.

There are no position limits or accountability levels on EUAs, which, despite the large trading volume of EUAs, could theoretically allow a single investor or a group of investors to exert significant influence on the price of EUAs.

Unlike with certain commodity interests traded on designated contract markets, there are no position limits on the maximum net long or net short EUA futures contracts that any single investor or group of investors under common trading control may hold, own or control. Additionally, there are no accountability levels over which the exchanges on which EUA futures contracts are traded may exercise greater scrutiny and control over an investor’s or group of investors’ positions. While this theoretically could allow a single investor or group of investors to exert significant influence over the price of EUAs, and in the extreme case, “corner the market,” this is mitigated and made unlikely by the large daily trading volume of EUAs, which on January 31, 2023 for example, amounted to approximately 5.8 million EUAs, between the spot and futures markets, combined. Should there be any serious supply issues with regard to EUAs and the price of EUAs rises above a certain level, the MSR would likely increase the auction supply of EUAs in order to moderate the price of EUAs.

The fragmented nature of data regarding the EU carbon market and the lack of a centralized market monitoring the EU carbon market may make it more difficult to identify potential market manipulation and abusive practices.

Due to the existing legal framework, data regarding the EU carbon market is fragmented, with each available dataset having a specific scope regarding the counterparties and types of instruments covered. Additionally, while all EU ETS operations have been centralized in the Registry since 2012, there is no centralized market monitoring of the EU Carbon Market and is instead largely conducted by individual EU member states, namely Germany, Netherlands and Norway. As a result of this lack of centralized market monitoring of the EU carbon market at the EU level, tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and “wash-trading”) may not be available to or employed by EUA markets or may not exist at all.

As a result of reduced oversight, these schemes may be more prevalent in EUA markets than in the general market for financial products. The potential consequences of the EUA market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in EUAs, may adversely impact pricing trends in EUA markets broadly, as well as an investment in Shares of the Fund.

Risks Related to the Fund’s Structure

The amount of EUAs represented by each Share will decrease over the life of the Fund due to the sale of EUAs necessary to pay the Sponsor’s Management Fee and Fund expenses. Without increases in the price of EUAs sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Because the Fund does not have any income, it needs to sell EUAs to cover its expenses. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Fund will still need to sell EUAs to pay the Sponsor’s Management Fee. The result of these sales is a decrease in the amount of EUAs represented by each Share. New EUAs, received in exchange for new Shares issued by the Fund, do not reverse this trend.

A decrease in the amount of EUAs represented by each Share results in a decrease in its price even if the price of EUAs has not changed. To retain the Share’s original price, the price of EUAs has to increase. Without that increase, the lesser amount of EUAs represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of EUAs represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Fund expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Fund, will force the Fund to sell larger amounts of EUAs, and will result in a more rapid decrease of the amount of EUAs represented by each Share and a corresponding decrease in its value.

The amount of EUAs represented by each Share will decrease over the life of the Fund due to the disregarding of fractions of an EUA smaller than one EUA for purposes of computing the Basket Deposit (as defined below). Without increases in the price of EUAs sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Due to changes in the Fund’s NAV attributable to sales of EUAs to pay fund expenses, the Basket Deposit, calculated as described in “Determination of Required Deposits,” below, may include fractional EUAs. The Fund’s policy is to disregard such fractional amounts because they are deemed to represent de minimis amounts relative to the value of a Basket. Because the Fund will not receive EUAs equal to the full value of a Basket, the interest on each of the existing shareholders of the Fund will be slightly diluted with the issuance of new Baskets. The dilution will be equal to the value of the disregarded fractional EUA, divided equally over all of the existing Shares prior to the creation. The dilution of a Share’s value will never amount to the value of one EUA, divided by the total number of Shares. To retain the Share’s original price, the price of EUAs has to increase. Without that increase, the lesser amount of EUAs represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of EUAs represented by each Share, you will sustain losses on your investment in Shares.

The Fund is a passive investment vehicle. This means that the value of your Shares may be adversely affected by Fund losses that, if the Fund had been actively managed, it might have been possible to avoid.

The Fund will seek to hold EUAs during periods in which daily changes in the price of EUAs are flat or declining as well as when they are rising, and will not actively manage the Fund based on any other discretionary criteria. For example, if the Fund’s EUAs are declining in value, the Fund will not close out such positions, except during rebalancing periods or for creation and redemption orders in accordance with its investment objective. Any decrease in value of the Fund’s EUA positions will result in a decrease in the NAV and likely will result in a decrease in the market price of the Shares.

The Fund will not take defensive positions to protect against declining Carbon Credit prices, which could cause a decline to the value of the Fund’s Shares.

The Fund’s sole assets will be EUAs, regardless of the Sponsor’s views on expected EUA price movements. The Fund will not take a defensive position if EUA prices decline or if the Sponsor expects prices to decline. The Fund’s performance will be highly sensitive to Carbon Credit prices changes and the value of the Fund’s Shares will decrease as Carbon Credit prices fall.

An investment in the Fund may be adversely affected by competition from other methods of investing in EUAs.

The Fund competes with other financial vehicles, including exchange traded products registered outside of the U.S. and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), such as mutual funds, exchange traded funds (“ETFs”), and closed-end funds that gain exposure to EUAs through investments in futures contracts or other derivatives. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles, which could affect the market capitalization of the Fund and reduce the NAV. To the extent existing ETFs or other exchange traded vehicles tracking Carbon Credit markets represent a significant proportion of demand for EUAs, large redemptions of the securities of these ETFs or other exchange traded vehicles could negatively affect Carbon Credit prices and the price and NAV.

The Fund may be forced to sell EUAs earlier than anticipated if expenses are higher than expected.

The Fund may be forced to sell EUAs earlier than anticipated if the Fund’s expenses are higher than estimated. Such accelerated sales may result in a reduction of the NAV and the value of the Shares.

The Fund could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and riming of an investor’s investment portfolio.

Upon termination of the Fund, the Fund will sell EUAs in the amount necessary to cover all expenses of liquidation, and to pay any outstanding liabilities of the Fund. The remaining EUAs will be distributed among Authorized Participants surrendering Shares. Any EUAs remaining in the Fund after may be sold by the Fund and the proceeds of the sale will be held by the Fund until claimed by any remaining holders of Shares. Sales of EUAs in connection with the liquidation of the Fund at a time of low prices will likely result in losses, or adversely affect your gains, on your investment in Shares.

The Sponsor may choose to terminate the Fund.

The Sponsor has the power to terminate the Fund at any time for any reason. If this power is so exercised, investors who wished to continue to invest in EUAs through the vehicle of the Fund will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund.

If this offering of Shares does not raise sufficient funds to make the Fund’s future operations viable, the Fund may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to the Fund incurred prior to the date of this prospectus have been or will be paid by the Sponsor. These payments by the Sponsor were designed to allow the Fund the ability to commence the public offering of its Shares. If the Sponsor and the Fund are unable to raise sufficient funds so that revenues generated from the Sponsor’s Management Fee can cover Fund expenses, the Fund may be forced to terminate and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Sponsor at the time of termination.

The Sponsor has contractually agreed to cover all routine, operational, administrative and other ordinary Fund expenses out of amounts paid under the unitary Sponsor’s Management Fee. To the extent Fund expenses exceed the Sponsor’s Management Fee, the Sponsor will cover that shortfall. Assuming the Fund’s ordinary operating expenses amount to $100,000 in a year, the Fund would have to raise approximately $[●] in assets for the Sponsor’s Management Fee to cover trust expenses. Likewise, if the annual ordinary operating expenses of the Fund amount to $200,000 or $300,000, the Fund would have to raise approximately $[●] and $[●], respectively, in assets in order for the Sponsor’s Management Fee to cover Fund expenses. While the Sponsor is not able to cover Fund expenses indefinitely, there is no minimum amount of Fund assets below which the Sponsor would automatically terminate the Fund. Likewise, no level of losses will require the Sponsor to terminate the Fund.

The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination.

There may be situations where an Authorized Participant is unable to redeem a Basket of Shares. To the extent the value of EUAs decreases, these delays may result in a decrease in the value of the EUAs the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.

Although Shares surrendered by Authorized Participants in Basket-size aggregations are redeemable in exchange for the underlying amount of EUAs, redemptions may be suspended during any period while regular trading on the Exchange is suspended or restricted, or in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate EUAs. If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of EUAs decreases before such Authorized Participant is able again to surrender Shares for redemption, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the EUAs received from the Fund upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a shareholder may receive upon sale.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

In the event that one or more Authorized Participants that have substantial interests in Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

The lack of an active trading market for the Fund’s Shares may result in losses on an investor’s investment in the Fund at the time the investor sells the Shares.

Although the Fund’s Shares are listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares will be maintained. If an investor needs to sell Shares at a time when no active trading market for them exists, the price the investor receives upon sale of the Shares, assuming they were able to be sold, likely would be lower than if an active market existed.

The inability of Liquidity Providers to hedge their EUA exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Liquidity Providers will generally want to hedge their EUA exposure in connection with Basket (as defined below) creation and redemption orders, while Authorized Participants would generally want to hedge their exposure to the Fund’s Shares to the extent possible. To the extent Authorized Participants and/or Liquidity Providers are unable to hedge their exposure to the Fund’s Shares or EUA respectively due to market conditions (e.g., insufficient EUA liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not participate in creating or redeeming Baskets. In addition, the hedging mechanisms employed by Authorized Participants and/or Liquidity Providers to hedge their exposure to the Fund’s Shares or EUAs, respectively, may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Fund’s Shares and the spread at which the Shares trades on the open market. To the extent Liquidity Providers turn to the market for Daily EUA Futures as well as the non-exchange traded EUA derivatives markets for their hedging needs in connection with their EUA sales to and purchases from the Fund, both the exchange-traded Daily EUA Futures market and the non-exchange traded EUA derivatives markets have limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures and derivatives markets. The liquidity of the market will depend on, among other things, the commercial and speculative interest in the market for the ability to hedge against the price of EUAs with exchange-traded Daily EUA Futures and non-exchange traded EUA derivatives. There can be no assurance that such markets will be able to meet the hedging needs of Liquidity Providers, which could cause such Liquidity Providers to refrain from participation in the Fund’s creation and redemption processes, which could have adverse effects on shareholders such as wider spreads, a breakdown of the arbitrage mechanism used to keep the Fund’s Shares trading in line with NAV of the Fund’s EUA holdings, and potentially a disruption of the creation or redemption processes altogether, as described in the following Risk Factors.

The transaction costs of cash creation and redemption may discourage sufficient Authorized Participants and Liquidity Providers from transacting in Fund Shares and EUAs, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of EUAs may be reduced and, as a result, the price of the Shares may fall or otherwise diverge from the value of the Fund’s investments.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, creates transaction costs of buying and selling EUAs that are not present in an in-kind model. These costs include the bid-ask spread along with the operational costs from the labor and overhead involved in calculating, executing, monitoring, and accounting for transactions in the EUA markets and related cash movements. Furthermore, there are timing costs involved in the risk that the EUA price moves between the time when the NAV is established for a creation/redemption and the time when the EUA is traded (“slippage”). Transaction costs and slippage would be reduced if the Authorized Participants use an in-kind creation and redemption model. The Fund’s Authorized Participant Agreement provides that transaction costs and slippage related to Basket creation and redemption are the responsibility of the Authorized Participant. Whether Authorized Participants and Liquidity Providers as market participants will find it economically viable or commercially attractive to participate in a cash creation and redemption model for a EUA exchange-traded product like the Fund, including a cash creation and redemption model where the Fund selects the Liquidity Provider with whom it executes transactions to buy or sell EUAs and the Authorized Participant is not permitted to designate the Liquidity Provider from whom EUAs are purchased or sold in connection with the Authorized Participant’s Basket creation or redemption, is not known; however, there is a risk they will not. If the Fund is unable to attract sufficient Authorized Participants and Liquidity Providers, it will be unable to maintain an efficient arbitrage mechanism for keeping the trading price of the Shares in line with NAV and the value of the underlying EUAs held by the Fund, which could negatively affect shareholders and cause them to purchase or sell Shares at a premium or discount to the value of the underlying EUAs, causing losses; alternatively, it could be unable to operate, as there would no parties who would be able to create new Shares or redeem existing Shares, leading to the Fund being unsuccessful commercially and the Sponsor deciding to terminate and wind up the Fund’s operations. There can be no assurance that in-kind creation or redemption transactions will ever occur, meaning that the Fund may conduct creations and redemptions solely in cash for the foreseeable future and indefinitely if necessary.

Cash creations and redemptions of Shares could have adverse consequences for the Fund.

U.S. domiciled Authorized Participants may not be active in EUA markets or have accounts with the Registry to hold any EUAs. Therefore, there can be no assurance that in-kind creation or redemption transactions will ever occur, meaning that the Fund may conduct creations and redemptions solely in cash for the foreseeable future and indefinitely if necessary. To the knowledge of the Sponsor, most exchange-traded products for spot-market commodities, such as gold and silver, employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that employs cash creations and redemptions to a significant extent could be impacted by any resulting operational inefficiencies.

In particular, predominantly cash creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if cash orders are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, it will not be possible for Authorized Participants to redeem or create Shares, in which case the arbitrage mechanism would be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, a reliance on cash creations and redemptions could cause the Sponsor to halt or suspend the creation of redemption of Shares during times of market volatility or turmoil, among other consequences.

The Fund and other Funds with similar investment strategies may try to exit positions at the same time.

If the Fund and other Funds with similar investment strategies try to sell the Index Constituents at the same time, such a mass exit could have detrimental effect on price and liquidity, and you could incur losses in your investment in Shares of the Fund.

The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

Under limited circumstances, the Fund will hold cash to bear its expenses. If the Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Index, and the spot price of the Index Constituents. The value of cash equivalents held by the Fund generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund will decline in value.

There are technical risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s order management system is a broadly used and well-known computer-based system that utilizes external data feeds of market information. The Sponsor can experience business interruptions if its order management system or data feeds are disrupted or corrupted.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of Shares.

Shares are not entitled to the same rights as Shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of Shares of a corporation. You will only have the limited rights described under “Description of the Shares — Description of Limited Rights.”

As an owner of Shares, you will not have the protections normally associated with ownership of Shares in an investment company registered under the 1940 Act, or the protections afforded by the Commodity Exchange Act (“CEA”).

The Fund is not registered as an investment company for purposes of United States federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Fund.

The Fund does not hold or trade in commodity futures contracts, “commodity interests”, or any other instruments regulated by the CEA, as administered by the CFTC and the National Futures Association (the “NFA”). Furthermore, the Fund is not a commodity pool for purposes of the Commodity Exchange Act and the Shares are not “commodity interests”. Consequently, the Sponsor is not subject to registration as a commodity pool operator or commodity trading advisor with respect to the Fund or the Shares. The owners of Shares do not receive the Commodity Exchange Act disclosure document and certified annual report required to be delivered by a registered commodity pool operator or a commodity trading advisor with respect to the Fund, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators or advised by commodity trading advisors.

The Fund and its services providers, including the Registry, may be the victims of a cyber-attack, which could adversely affect the price of EUAs and the prices of the Fund’s Shares.

The Fund and its service providers, including the Registry, may be prone to operational and information security risks resulting from cyber-attacks. Cyber-attacks include, but are not limited to, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber security breaches. Cyber-attacks could result in market disruption or adversely affect the price of EUAs or ability to access EUAs (including if they are stolen or lost).

Security vulnerabilities have previously been exploited in the EU ETS. For example, in January 2011, EUAs were allegedly stolen or “phished” from the national registries of several European countries and from the carbon trading accounts of market participants, which caused severe market disruption in the European carbon trading market with delivery of EUAs suspended. Such cyber security breaches could result in, amongst other things, the theft of EUAs. If some or all of the EUAs were to be stolen, this would have a material adverse effect on the Fund, which may, in turn, result in a shareholder losing some or all of the value of its investment in the Fund.

[Although the relationship between the Registry and the Fund concerning the Fund’s allocated EUAs is expressly governed by [●] law, a court hearing any legal dispute concerning that arrangement may disregard that choice of law and apply U.S. law, in which case the ability of the Fund to seek legal redress against the Registry may be frustrated.

The obligations of the Registry are governed by [●] law. The Fund is a series of a Delaware statutory trust. Any United States, Delaware or other court situated in the United States may have difficulty interpreting [●] law. It may be difficult or impossible for the Fund to sue the Registry in a United States, Delaware or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Fund to enforce in a foreign court a judgment rendered by a United States, Delaware or other court situated in the United States.]

Shareholders and Authorized Participants lack the right under the Registry Agreements to assert claims directly against the Registry, which significantly limits their options for recourse.

Neither the shareholders nor any Authorized Participant will have a right under the Registry Agreements to assert a claim of the Fund against the Registry. Claims under the Registry Agreements may only be asserted by the Fund.

The value of the Shares will be adversely affected if any services provided to the Fund by the Sponsor, the Registry or other Fund service providers are suddenly or unexpectedly terminated.

Upon the sudden or unexpected termination, resignation or removal of any service provider to the Fund, it is possible that a comparable replacement service provider will be unavailable or unable to be appointed without material delay. Any such unavailability or delay could cause the Fund to expend resources in finding a replacement service provider, which may impact the NAV of the Fund.

The service providers engaged by the Fund may not carry adequate insurance to cover claims against them by the Fund, which could adversely affect the value of net assets of the Fund.

The Fund is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Fund are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Fund nor the Sponsor insure the Fund’s EUAs. Moreover, the Registry does not have insurance coverage to repay losses of EUAs held in Registry accounts, including the Fund’s account.

Brown Brothers Harriman & Co. (“BBH”), the Fund’s Transfer Agent and Cash Custodian, is a federally insured depositary institution. BBH and SEI, the Fund’s Administrator, also maintain comprehensive insurance programs designed to mitigate material risks faced by them in the ordinary course of its business. Such insurance programs include a financial institution bond, professional liability (errors and omissions) insurance, commercial general liability insurance, umbrella liability insurance, workers compensation and employer’s liability insurance in the amounts required by statute and cyber risk/network security and privacy liability insurance. Shareholders cannot be assured that such coverage will cover losses with respect to the Fund’s EUAs or that sufficient insurance proceeds will be available to cover the Fund’s losses in full. SEI’s and BBH’s insurance may not cover the type of losses experienced by the Fund. Alternatively, the Fund may be forced to share such insurance proceeds with other clients or customers of SEI and BBH, which could reduce the amount of such proceeds that are available to the Fund.

[Both the Fund and [●] are required to indemnify each other under certain circumstances; however, [●]’s liability is limited in various ways. By way of example, in its capacity as the Administrator, [●] shall not be responsible or liable for any failure or delay in performance of its obligations as Administrator arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption. In addition, [●] shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties as administrator unless solely caused by or resulting from the gross negligence or willful misconduct of [●], its officers or employees. In the event of potential losses incurred by the Fund as a result of [●] failing to properly execute instructions on behalf of the Fund, [●]’s liability with respect to the Fund will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses. Furthermore, the insurance maintained by [●] may be insufficient to cover its liabilities to the Fund.]

The Sponsor has no liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any EUAs or other assets held in trust under the Trust Agreement; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by any person for any matters arising hereunder.

The Trustee is not liable for (a) the acts or omissions of the Sponsor or (b) supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement, except as otherwise provided in the Trust Agreement. The Trustee is not liable under any circumstances, except for a breach of its obligations pursuant to the Trust Agreement or its own willful misconduct, bad faith or gross negligence.

The shareholders’ recourse against the Sponsor and the Fund’s other service providers for the services they provide to the Fund, including, without limitation, those relating to the provision of instructions relating to the movement of EUAs, is limited. For the avoidance of doubt, neither the Sponsor nor any of their affiliates, nor any other party, has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Fund, or the obligations or liabilities of any service provider to the Fund, including, without limitation, the Registry and [●]. Consequently, a loss may be suffered with respect to the Fund’s EUAs that is not covered by [●]’s insurance and for which no person has liability in damages. As a result, the recourse of the Fund or its shareholders, under applicable law, is limited.

The Fund may amend the Trust Agreement without the consent of the Shareholders.

The Sponsor may agree to amend the Trust Agreement or Sponsor Agreement, including to increase the Sponsor’s Management Fee, without shareholder consent. Any amendment will become effective on a date to be determined by the Sponsor in its sole discretion. The Sponsor shall determine the contents, manner and time of notice of any material Trust Agreement amendment. Such notice may be provided on the Fund’s website, prospectus supplement, post-effective amendment or through a current report on Form 8-K and/or in the Fund’s annual or quarterly reports, in accordance with the Fund’s obligations under the Exchange Act. If an amendment to the Trust Agreement or Sponsor Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such amendment.

The market price at which investors buy or sell Shares may be significantly more or less than NAV.

The market price at which investors buy or sell Shares may be significantly less or more than NAV. The Fund’s per share NAV will change throughout the day as fluctuations occur in the market value of the Fund’s portfolio assets. The public trading price at which an investor buys or sells Shares during the day from their broker may be different from the NAV of the Shares. Price differences may relate primarily to supply and demand forces at work in the secondary trading market for the Fund’s Shares that are closely related to, but not identical to, the same forces influencing the prices of EUAs, cash and cash equivalents that constitute the Fund’s assets. During periods of unusual volatility or market disruptions, market prices of Fund Shares may deviate significantly from the market value of the Fund’s securities holdings or the NAV of Fund Shares.

The NAV of the Fund’s Shares may also be influenced by non-concurrent trading hours between the Exchange and the EUA markets. While the Fund’s Shares trade on the Exchange from 9:30 a.m. to 4:00 p.m. E.T., the trading hours for EUA markets do not coincide during all of this time. As a result, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV of the Shares.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

If the Fund enters into new contractual relationships or renews existing relationships with its service providers, it may incur higher fees and expenses and need to change its accruals or introduce new fees and expenses. Any such change could make investors; investment less profitable.

The Exchange may halt trading in the Fund’s Shares, which would adversely impact an investor’s ability to sell Shares.

The Fund expects to list its Shares for trading on the Exchange under the market symbol [●]. Trading in Shares may be halted due to market conditions or, in light of Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Fund’s Shares will continue to be met or will remain unchanged. The Exchange’s listing rules require a minimum of 50,000 Shares to be outstanding for continued listing and will be the Fund’s minimum.

The Fund does not expect to make cash distributions.

Unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, the Fund generally does not expect to distribute cash to security holders. An investor should not invest in the Fund if the investor will need cash distributions from the Fund to pay taxes on its share of income and gains of the Fund, if any, or for any other reason.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy or indemnification could increase a shareholder’s liability.

The Shares of the Fund are limited liability investments; shareholders may not lose more than they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. Shareholders also agree in the Trust Agreement that they will indemnify the Fund for any harm suffered by the Fund as a result of the shareholders actions unrelated to the activities of the Fund.

Risks Related to the Sponsor

The Fund and the Sponsor may have conflicts of interests.

The Fund is subject to actual and potential inherent conflicts involving the Sponsor, various brokers and Authorized Participants. The Sponsor’s officers, directors and employees do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities that may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

Shareholders have only very limited voting rights and have the power to replace the Sponsor only under specific circumstances. Shareholders do not participate in the management of the Fund and do not control the Sponsor, so they do not have any influence over basic matters that affect the Fund.

Shareholders have very limited voting rights with respect to the Fund’s affairs and have none of the statutory rights normally associated with the ownership of Shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). Shareholders may elect a replacement sponsor only if the Sponsor resigns voluntarily or loses its limited liability company charter. Shareholders are not permitted to participate in the management or control of the Fund or the conduct of its activities. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Fund’s operations and adversely impact an investment in the Fund.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Fund in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Fund. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Fund to the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with the affiliates of the Sponsor, including with respect to execution, Fund operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Fund will continue to be associated with the Fund for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Fund’s ability to realize its investment objective.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

Risks Related to Taxation

Shareholders do not have the rights enjoyed by investors in certain other financial instruments.

As interests in a grantor trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a business corporation, including, for example, the right to bring “oppression” or “derivative” actions. Apart from the rights afforded to them by federal and state securities laws, Shareholders have only those rights relative to the Fund, the Fund property and the Shares that are set forth in the Depositary Trust Agreement. In this connection, the Shareholders have limited voting and distribution rights. They do not have the right to elect directors. See “Description of the Shares” for a description of the limited rights of the Shareholders.

The Fund has not requested a ruling from the Internal Revenue Service (“IRS”) regarding the tax treatment of the Fund.

Neither Sponsor nor Trustee has requested a ruling from the IRS regarding the tax status of the Fund. If the IRS were to determine (and be sustained in that determination) that the Fund is not a “grantor trust” for U.S. federal income tax purposes, the Fund could be subject to more complex and costly tax reporting requirements that could reduce the amount of cash available for distribution to shareholders. Specifically, if the Fund were not treated as a grantor trust for U.S. federal income tax purposes, the Fund should be treated as a partnership for such purposes. Although the Fund would not become subject to U.S. federal income taxation at the entity level as a result of treatment as a partnership, and items of income, gain, loss and deduction would flow through to shareholders, the Fund’s tax reporting requirements would be more complex and costly to implement and maintain, and its distributions to shareholders could be reduced as a result.

Shareholders could incur a tax liability without an associated distribution of the Fund.

In the normal course of operations it is possible that the Fund could incur a taxable gain in connection with the sale of EUAs that is otherwise not associated with a distribution. The Fund expects to sell EUAs to facilitate the creation and redemption of Baskets and to pay expenses. The Fund expects to periodically sell EUAs to maintain approximately 1% of its assets in cash for use in connection with creation transactions, as described below under “CREATION AND REDEMPTION OF SHARES — Delivery of Required Deposit.” In the event that this occurs, shareholders may be subject to tax due to the grantor trust status of the Fund even though there is not a corresponding distribution from the Fund.

Several factors may affect the Fund’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Fund will achieve its investment objective. Prospective investors should read this entire prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Fund’s ability to meet its investment objective include: (1) Fund’s ability to purchase and sell EUAs in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with EUAs; (3) the EUA market becoming illiquid or disrupted; (4) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which the EUAs trade, resulting in the inability of Fund to execute intended portfolio transactions; and (6) accounting standards.

The occurrence of a severe weather event, natural disaster, terrorist attack, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations.

The operations of the Fund, the exchanges, brokers and counterparties with which the Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, cyber-attack, data breach, outbreak or public health emergency as declared by the World Health Organization (such as the recent pandemic spread of the novel coronavirus known as COVID-19), or the continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, war and other geopolitical events and political unrest, as well as the adverse impact the COVID-19 pandemic will have on the global and U.S. markets and economy, continue to fuel this concern. For example, events in Eastern Europe, the Middle East, and Asia, including but not limited to the war in Ukraine, the armed conflict between Israel and Hamas, or actions by China and North Korea, may cause volatility in EUA markets or the COVID-19 pandemic may adversely impact the level of services currently provided by the U.S. government, could weaken the U.S. economy, interfere with the commodities markets that rely upon data published by U.S. federal government agencies, and prevent the Fund from receiving necessary regulatory review or approvals. The types of events discussed above, including the COVID-19 pandemic, are highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Fund may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Fund’s Sponsor and third- party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Fund to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Fund’s performance, resulting in losses to your investment. The past, current and future global economic impact may cause the underlying assumptions and expectations of the Fund to become outdated quickly or inaccurate, resulting in significant losses.

USE OF PROCEEDS

Proceeds received by the Fund in the form of deposits from the issuance of Baskets consist of either EUAs or cash. Deposits of cash are held by the Cash Custodian and will be used to purchase the applicable amount of EUAs. The Fund’s EUAs are at all times maintained in the Registry. Such deposits are held by the Fund until (i) delivered to Authorized Participants or sold for cash in connection with redemptions of Baskets or (ii) sold at the direction of the Sponsor or transferred to the Sponsor in-kind to pay fees due to the Sponsor and Fund expenses and liabilities not assumed by the Sponsor.

EUAS AND THE EUA INDUSTRY

The following is a more complete description of EUAs, including, without limitation, information about the history of EUAs, the EU ETS, and the global carbon credit market.

Description of EU Emissions Trading Scheme

EU Emissions Trading System (“EU ETS”) is a “cap and trade” system. It caps the total volume of Green House Gas (“GHG”) emissions from installations and aircraft operators responsible for around 40% of EU GHG emissions. While the cap was previously set “bottom-up” from the relevant national allocation plans, since 2013 it has been set centrally by the EU which applies EU-wide.

The EU ETS is administered by the EU Commission, which issues a predefined amount of emission allowances through auctions or free allocation. Every year, this amount decreases slightly, with the objective that emissions are forced to reduce over time.

The system allows trading of emission allowances so that the total emissions of the installations and aircraft operators stays within the cap and the lowest cost measures can be taken up to reduce emissions. The EU ETS is a major tool of the European Union in its efforts to meet emissions reductions targets now and into the future. The trading approach helps to combat climate change in a cost-effective and economically efficient manner. As the largest emissions trading system for reducing GHG emissions, the EU ETS (together with the linked systems in Norway, Switzerland, Iceland and Lichtenstein) covers more than 11,000 power stations and industrial plants in 31 countries, and flights between airports of participating countries.

In 2012, EU ETS operations were centralized into a single EU registry operated by the EU Commission (the “Registry”). The Registry covers all countries participating in the EU ETS.

Types of EU Emissions Allowance

There are two types of EU emissions allowance: (i) general allowances for stationary installations (“EUA”); and (ii) allowances for the aviation sector (“EUAA”). The Fund intends to hold EUAs only.

An EUA represents the right to emit one metric ton of CO2 equivalent (tCO2e) into the atmosphere by operators of stationary installations (“Covered Entities”). By the end of April each year, all Covered Entities are required to surrender EUAs equal to the total volume of actual emissions from their installation for the last calendar year. EU ETS operators can trade (buy and sell) EUAs to achieve EU ETS compliance.

The cap of the total volume of GHG emissions for Covered Entities will decrease each year by a linear reduction factor. The cap for 2013 from stationary installations was set at 2,084,301,856 allowances. During Phase III, this cap decreased each year by a linear reduction factor (“LRF”) of 1.74% of the average total quantity of allowances issued annually in 2008-2012. This amounts to a reduction of 38,264,246 allowances each year.

The linear reduction factor was set in line with the EU-wide climate action targets for 2020 — the overall 20% emissions reduction target and the EU ETS sector-specific 21% emissions reduction target relative to 2005.

In Phase IV, the cap on emissions is subject to an annual linear reduction factor of 2.2% and will increase to 5.1% beginning in 2024 and 5.38% beginning in 2025 in accordance with the European Union’s Fit for 55 initiative (the “Initiative”), which refers to a set of recently adopted laws and regulations aimed at reducing the European Union’s net GHG emissions by at least 55% by 2030. This gradual reduction in the carbon allowances will be effected by a corresponding reduction in the amount of EUAs made available at auction. The amount of EUAs that are removed from an auction, up to 400 million EUAs, are placed in a Market Stability Reserve (MSR) (discussed in greater detail below) for a twelve-month period. Regardless, the number of EUAs available each year will decrease slightly but will have a negligible impact on the availability of EUAs in the open market. This is because the gradual decrease in “issued” EUAs is and will likely be offset by Covered Entities adjusting their operations to emit fewer GHGs which will decrease the amount of EUAs Covered Entities are required to surrender each year. In addition in any year, if the total number of EUAs in circulation is less than 400 million, 100 million allowances shall be released from the MSR and added to the volume of allowances to be auctioned. If the MSR has fewer than 100 million EUAs in reserve, all allowances in reserve shall be released. The Sponsor believes that there is sufficient liquidity in the daily EUA spot and futures markets to enable the creation and redemption of Baskets by Authorized Participants without difficulty even with the gradual annual, limited decrease in supply of EUAs.

Compliance Phases

The EU ETS was developed with five phases of adoption, each phase having slightly more restrictive processes and procedures designed to gradually reduce the amount of greenhouses gasses emitted throughout the EU:

Phase 1 (2005 — 2007) only covered power generators and energy-intensive industries. Virtually all allowances were given to businesses for free during this period. The only cost imposed was a €40/ton fine for noncompliance.

Phase 2 (2008 — 2012) saw free allocations drop to 90%, with auctions being held for the non-freely distributed allowances. There were also 6.5% fewer allowances granted and the noncompliance penalty rose to €100/ton. During this period, Iceland, Liechtenstein, and Norway joined the EU ETS. The aviation industry was also brought under the auspices of the EU ETS. In an effort to ease tracking of and help facilitate trading, the Registry replaced national registries in order to consolidate records of ownership. The empirical data collected through these two phases helped guide the reforms instituted for future phases.

Phase 3 (2013 — 2020) included a number of key reforms:

●	A single, EU-wide cap on emissions rather than a system of national caps;

●	A transition to virtually all allowances being auctioned rather than freely distributed;

●	Inclusion of more sectors of the economy and more types of emissions covered;

●	Creation of the NER 300 Programme which set aside 300 million allowances to fund the deployment of technologies in renewable energy and carbon capture; and

●	The creation of a Market Stability Reserve (MSR) whose goal is to aid in the maintenance of an orderly market for allowances was established. The MSR adjusts auction supply according to how many allowances are in circulation. Every year the EU publishes the Total Net Allowances in Circulation (TNAC). On May 12, 2022, the European Commission published that the TNAC was 1,449,214,182. If the allowance surplus exceeds or drops below certain predetermined levels, the number of EUAs auctioned the following year are adjusted.

Phase 4 (2021 — 2030) includes a goal of at least a 55% net reduction in greenhouse gas emissions by 2030. In July of 2021 the European Commission adopted a series of proposals describing how it intends to reach this benchmark, which will require all sectors covered by the EU ETS to reduce their emissions by 43% compared to 2005 levels. One of the key paths to reaching this goal is to cut the overall number of allowances issued each year. This process is known as the LRF. The Phase 4 LRF is set at 2.2% per year. It is possible that the LRF could be adjusted higher to 4.2% per year in order to meet the more ambitious EU 2030 emission reduction goals as set forth in the Initiative.

Source: https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=CELEX:52020DC0740&from=EN: p.12

Auctioning

Depending on the sector, the transition to auctioning has taken place progressively. According to the Joint Procurement Agreement, 28 Countries (25 EU member states plus Liechtenstein, Norway, and Iceland) use a common platform called the European Energy Exchange (“EEX”) to conduct their regularly scheduled auctions. Germany and Poland have opted out of the common auction but also utilize the EEX for auctions. These auctions take place on a regularly scheduled basis; the number of allowances being auctioned is disclosed on a schedule prior to auction.

Since 2013, power generators must buy all their allowances, with exceptions for some countries. The manufacturing industry received 80% of its allowances for free in 2013. This proportion decreased gradually annually to 30% in 2020, with the exception of sectors that were deemed to be exposed to carbon leakage. Carbon leakage refers to the situation that may occur if, for reasons of costs related to climate policies, businesses were to transfer production to other countries with less restrictive emission constraints. This could lead to an increase in their total emissions. The risk of carbon leakage may be higher in certain energy-intensive industries. Consequently, to safeguard the competitiveness of industries covered by the EU ETS, the production from sectors and sub-sectors deemed to be exposed to a significant risk of carbon leakage receives a higher share of free allowances compared to the other industrial installations. A list of such sectors is published by the EU Commission. 15% of the allowances in circulation in the aviation sector are auctioned.

While the overall auction volume is written into law, the actual annual auction volume varies significantly:

(a)	The MSR adjusts auction supply based on the surplus of allowances in the market. Every year, the EU Commission assesses the “Total Net Allowances in Circulation” (TNAC). If the allowance surplus exceeds 833 million allowances, 24% (as of 2031: 12%) of that surplus is withdrawn from auctions over the next 12 months and placed in a reserve. If the surplus drops below 400 million allowances, the auction volume of the next 12 months is increased by 100 million allowances until the reserve is depleted. In connection with the Initiative (discussed above), the MSR was reformed to provide that, if the allowance surplus is between 833 million and 1.096 billion, then the number of allowances equal to the difference between the TNAC and 833 million will be withdrawn from auctions over the next 12 months and placed in a reserve, and if the allowance surplus exceeds 1.096 billion allowances, then 24% (as of 2031: 12%) of that surplus is withdrawn from auctions over the next 12 months and placed in a reserve. The reforms set the number of allowances that can be held in the MSR at 400 million, with any surplus allowances being cancelled. The reforms also mandate the release of 75 million allowances to the extent that the average allowance price for the preceding six calendar months is more than 2.4 times the average allowance price at auctions for the preceding two year period. The mandatory release provision is only available once every 12 months.

(b)	For administrative reasons, some countries are forced to delay the sale of allowances, e.g., because they failed to appoint an auctioneer in time.

(c)	Some allowances are earmarked for special purposes such as financing low carbon technology innovation. The monetisation of such allowances (and therefore the timing of these sales) can vary over time.

(d)	In the case that not all allowances that are earmarked for free allocation are indeed issued, the remaining volume is auctioned towards the end of a trading period.

In order to participate directly in an EUA auction on the EEX, one must be a:

●	Compliance buyer

●	Investment firm or credit institution

●	Business grouping of compliance buyers

●	Other intermediary specifically authorized by the home member state

Major Holders and Allowance Use Cases

There is limited publicly available data on individuals or individual organizations’ holdings in physical carbon allowances. Primarily, carbon allowances are held for three different use cases:

(a)	Complying with the EU ETS: Companies that need to surrender allowances under the EU ETS hold allowances to surrender them annually. These positions are typically built over time and ultimately surrendered at time of compliance. Therefore, the largest emitters in the EU ETS hold a significant amount of allowances, which include entities such as large utilities with a substantial share of fossil fuel fired power plants, cement companies, steel producers, chemical producers, oil and gas majors and airlines.

(b)	Providing financial services for hedging purposes or speculation, such as clearing houses for the European Energy Exchange (“EEX”) or the Intercontinental Exchange (ICE), or banks holding allowances for their clients.

(c)	Trading on and speculating around price moves, using physical emission allowances. This can take many forms, including “yield trades”, which includes holding a physical allowance and selling an EUA future at a premium to gain the yield in the forward curve; or outright positions for short term or long term speculation.

In addition to holding physical allowances, there is a liquid secondary futures and options market that is primarily used for hedging future emissions or speculating. Active players include large compliance entities, investment banks and hedge funds.

Trading EU Allowances

Transactions in allowances in the EU ETS take place between accounts in the European Union registry. Actors in the EU ETS first need to open an account with the Registry to be able to perform any transactions in EU Allowances. Accounts can be held by individuals and by organizations, although the precise rules (e.g., around account holder domicile) depend upon the specific national registry approached by the applicant. More details on opening a registry account can be found in Commission Regulation (EU) No 389/2013 (https://eur-lex.europa.eu/legal- content/EN/TXT/?uri=CELEX%3A32013R0389).

Transfer instructions are given electronically by an authorized representative of the transferring account, which indicates the number of allowances to be transferred and the details of the recipient’s account. These instructions for the physical transfer are generally given after a trade has been confirmed and approved by both parties, either OTC or on an exchange.

Transferring allowances from a holding account to another account is subject to a 26- hour delay for security reasons. Holding accounts can only transfer allowances to other accounts on their trusted account list. Authorized representatives (natural persons) of the account holders can add new trusted accounts to their list after a security delay of seven days.

However, trading accounts have more flexibility and allow transfers without delay to accounts on the trusted account list and with a 26- hour delay when transferring to accounts not on the list. In contrast, transfers to accounts not on the list is not permitted for holding accounts.

Any transaction is also subject to a two-factor authentication process (signature process): all transfer instructions must be confirmed with a code that is sent via a text message to the registered mobile phone of the account representative initiating the transaction in the Registry.

There are times at which the EU registry is inaccessible for scheduled or unscheduled maintenance, during which no transactions can be initiated.

Trading Location

The EU ETS is linked to small emissions trading systems in Europe (Norway, Switzerland, Iceland and Liechtenstein), but not to any other major cap and trade markets. Therefore, allowances handed out in the EU ETS are not transferable to any registry outside of the EU ETS, and cannot be used for compliance in any other cap and trade market.

There are a number of other trading systems globally, and like the EU ETS, no allowances of any of these systems can be used in any other system:

(a)	Western Climate Initiative (WCI): The US state of California and the Canadian province Quebec created a linked cap and trade market, that covers >80% of emissions.

(b)	Regional Greenhouse Gas Initiative (RGGI): a group of U S east coast states created a linked market that covers power generators only.

(c)	The China National ETS: Technically not a cap and trade scheme (as the amount of allowances is not fixed but calculated according to historic production of units), this system is poised to be the world’s largest carbon market. In early 2021, it includes only coal fired power generation and all allowances are handed out for free, but the regulator plans to expand the scope and reduce the share of free allocation.

(d)	South Korea ETS: A comprehensive market covering the majority of Korean emissions

On top of such (multi)national approaches, the Paris Agreement aims at establishing a global carbon market between countries. However, the details are yet to be defined.

Registry Accounts

The Registry is an online database that holds accounts for Covered Entities, for aircraft operators as well as trading accounts for participants not covered under the EU ETS. The Registry records, amongst other things, (i) national implementation measures (which is a list of installations covered by the EU ETS Directive in each EU country and any free allocation to each of those installations in Phase III); (ii) accounts of companies or individuals holding such allowances; (iii) transfers of allowances (“transactions”) performed by account holders; (iv) annual verified CO2 emissions from installations and aircraft operators; and (v) annual reconciliation of allowances and verified emissions, where each company must have surrendered enough allowances to cover all its verified emissions.

The Registry can be accessed online in a similar manner to online banking systems. The operational and technical requirements of the Registry are specified in the Registries Regulation.

As mentioned above, a legal or natural person must open an account in the Registry before being able to participate in the EU ETS and perform transactions with allowances. Depending on the nature of the account holder and his role or activities, the following account types are available: operator holding accounts; aviation operator holding accounts; verifier accounts; person holding accounts; trading accounts; and national accounts.

To open an account, the account holder has to provide specific supporting evidence on the account holder and representatives (natural persons) that are authorized to use the account. The relevant national administrator checks these documents prior to activation of the account.

The European Union Transaction Log (“EUTL”) also automatically checks, records, and authorizes all transactions that take place between accounts in the Registry to ensure that transfers are in accordance with the EU ETS rules.

Pricing of Allowances and Trading Volume

There are currently two primary avenues for trading EUAs: The primary market involves participation in a regularly scheduled auction. The secondary market involves transactions between buyers and sellers on regulated markets. The instruments offered for trading are the following (1) instruments with a daily expiry, including spot EUAs and the Daily EUA Future, (2) futures contracts with various maturities; and (3) options on futures contracts. There are also over-the-counter transactions, but they comprise a negligible percentage of transactions.

Liquidity differs between EUAs and EUAAs: Since fewer of the latter exist, the liquidity in both primary and secondary markets is lower for EUAAs than for EUAs.

The EUA markets are generally liquid:

(a)	On a near-daily basis, EUA auctions are held, with the caveat that from mid-December to mid-January, auctions are paused. Prices achieved in these auctions are published on various publicly-accessible websites, including the European Commission’s primary website.

(b)	As of the date of this Prospectus, the secondary market sees trading volumes of €2bn daily on average, with the majority of the liquidity in the futures market. Prices for secondary market transactions are published on various publicly-accessible websites, including those of the exchanges.

The auction venue provides transparency by releasing the auction data (total number of EUAs auctioned, the clearing price, bids received, and the cover ratio) shortly after the completion of each auction at 11 am CET. Usually, the secondary market trades in a very close range around the primary market at that time.

EUA auctions are held on a near-daily basis throughout the year, other than between mid-December to mid-January, when auctions are paused. Twenty-eight countries (25 EU member states plus Liechtenstein, Norway, and Iceland) have agreed to use EEX to conduct their regularly scheduled auctions. Germany and Poland have opted out of the common auction but also utilize the EEX for auctions. Hence, EUA auctions take place exclusively on EEX. These auctions take place on a regularly scheduled basis; the number of allowances being auctioned is disclosed on a schedule prior to auction. Prices achieved in these auctions are published on various publicly-accessible websites, including the European Commission’s primary website. For the year ended December 31, 2024, the year ended December 31, 2023 and year ended December 31, 2022, the number of EUAs auctioned off on the EEX was 590,490,000, 523,307,500 and 491,194,000, respectively. There is no price management in the EU ETS, with the exception that if the primary auction clears significantly below the secondary market range preceding the auction, the auction can be cancelled. (This has occurred in the past when bidding interest was insufficient.) The unsold volume is then added to the next few auctions.

The spot and futures markets for EUAs have existed since 2005 after the formal launch of the EU ETS on January 1, 2005. Spot EUAs are traded exclusively on the EEX, and futures contracts and options on futures contracts are traded on EEX, ICE Endex Markets B.V. (“ICE Endex”) and Nasdaq Oslo, although the latter’s market share is marginal.

EUA markets are generally liquid. The classifications for market participants include five basic categories — (1) investment firms or credit institutions, (2) investment funds, (3) other financial institutions, (4) operators with compliance obligations and (5) commercial undertakings which are non-financial firms without compliance obligations under the EU ETS. According to the European Union Transaction Log, there are over 17,943 registry accounts. The number of participants in the market have a direct bearing on the quality of trading. An Oxera report indicates that as the number of participants trading EUA futures has increased consistently since January 2017, relative spreads, calculated as the average quoted spread divided by the closing price, have decreased significantly — from just under 0.4% in January 2017 to roughly 0.06% in October 2021. In the latest publication by the European Securities Markets Authority (“ESMA”) on October 7, 2024, ESMA estimated that approximately 10.75 billion EUAs were traded across all markets in 2023, amounting to approximately €764.1 billion. Out of the total EUA market, approximately 523 million EUAs (amounting to €43.6 billion) were attributable to the EUA primary (auction) market, 9.3 billion EUAs (€648 billion) were attributable to the EUA on-exchange secondary market, and 900 million EUAs (€72.5 billion) were attributable to OTC transactions. In this context, the “on-exchange secondary market” includes (1) the EEX spot EUA market, (2) the Daily EUA Futures market, (3) the markets for other EUA futures contracts (together with Daily EUA Futures, “EUA Futures”), and (4) options contracts on EUA Futures. During 2023, approximately 99% of on-exchange secondary market transactions in EUAs, representing 81% of total trading volumes, occurred through futures contracts.

Exchange-traded instruments with daily expiry traded on an exchange include spot EUAs traded on the EEX and the Daily EUA Future traded on ICE Endex.

Secondary Spot EUA Market

As noted above, exchange-traded spot EUAs are traded exclusively on the EEX. The current value (spot price) for an EUA is greatly influenced by a number of factors, including regulatory changes, world events and general levels of economic activity. The trading hours for spot EUAs on EEX are 8:00 a.m to 6:00 p.m. CET, and trade registrations are possible until 6:45 p.m. CET. Trades concluded before 4:00 p.m. CET are settled on the next business day, or T+1, while trades after 4:00 p.m. CET are settled on the day after the first business day, or T+2. In the twelve-month period ended December 31, 2024, the average daily, monthly and annual trading volumes of spot EUAs on the EEX was 104, 1,812 and 26,329 round lots of 1000 EUAs, respectively. Over the same period, spot EUAs traded in the secondary market on EEX at their highest volume of 1,155 round lots of EUAs on February 9, 2024, and their lowest volume of 0 EUAs on three different occasions. The EEX calculates and publishes each trading day an index (the “EUA End of Day Index”) reflecting the end of day price of EUAs traded in the secondary market on EEX.

Daily EUA Futures

Most liquidity in the secondary market is achieved by trading futures contracts. These contracts have expiration going out as far as 2030. The Daily EUA Future is exclusively traded on the ICE Endex. The Daily EUA Future settles each day at the close of trading. The Daily EUA Future is a deliverable contract where each person with a position open at cessation of trading is obliged to make or take physical delivery of EUAs upon the expiration of the contract at the end of each trading day. Settlement of the Daily EUA Future does not occur through cash transactions. Each Daily EUA Future represents one lot of 1,000 EUAs, with each EUA providing an entitlement to emit one ton of carbon dioxide equivalent gas. Generally, Daily EUA Futures trade on ICE Endex from approximately 2:00 a.m. Eastern Time (“E.T.”) to approximately 12:00 p.m. E.T. The settlement price is fixed each business day and is published by the exchange at approximately 12:15 E.T. Final settlement of the requisite number of EUAs versus cash occurs the first business day following the expiry day (T+1). In the twelve-month period ended December 31, 2024, the average daily, monthly and annual trading volumes of Daily EUA Futures was approximately 3,483, 61,785 and 895,243, respectively, which represents trading volumes of 3,483,000, 61,785,000 and 895,243,000 EUAs, respectively. Over the same period, Daily EUA Futures traded at their highest volume of 27,749 on April 17, 2024, representing 27,749,000 EUAs, and their lowest volume of 144 on December 24, 2024, representing 144,000 EUAs.

Past and Future Performance of EUAs

As movements in the price of EUAs are expected to directly affect the price of the Shares, investors should understand what the recent movements in the price of EUAs have been. Investors, however, should also be aware that past movements in the EUA price are not indicators of future movements. The following chart provides historical background on the price of EUAs from January 1, 2011, through June 18, 2025.

Regulation

As far as the EU ETS is concerned, it is established pursuant to the EU ETS Directive, the Auctioning Regulation and the Registries Regulation.

The EU ETS Directive governs the companies involved while the Auctioning Regulation details the sale of allowances and the Registries Regulation regulates the Registry and transfer of allowances.

Any major changes to the EU ETS are implemented through amendments of the EU ETS Regulation, which requires a full Comitology process on EU level. More technical aspects are implemented though the regulations.

As with all EU law, the EU ETS Directive establishes a legal framework that needs to be translated into national law in each member state. The linked emissions trading schemes (Iceland, Liechtenstein, Norway and Switzerland) need to adjust their respective rules accordingly to remain linked to the EU ETS.

EU emissions allowances and any derivatives thereof are considered financial instruments respectively under points 11 and 4 of Section C of Annex 1 to the Markets in Financial Instruments Directive II (“MiFID II”). Accordingly, certain investment services and activities relating to EU emissions allowances may be licensable activities under MiFID II.

Similarly, under Article 82B of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 (as amended from time to time, “RAO”) and only in relation to, amongst others, “an investment firm or qualifying credit institution” that is “providing or performing investment services and activities on a professional basis,” EU emissions allowances and any derivatives thereof are considered “specified investments” for the purposes of FSMA. Accordingly, firms specified in Article 82B(2) engaging in “specified activities” (as defined under FSMA and the RAO) relating to EU emissions allowances may be conducted a regulated activity requiring authorization under FSMA.

Due to the existing legal framework, data regarding the EU carbon market is fragmented, with each available dataset having a specific scope regarding the counterparties and types of instruments covered. Additionally, while all EU ETS operations have been centralized in the Registry since 2012, there is no centralized market monitoring of the EU Carbon Market and is instead largely conducted by individual EU member states, namely Germany, Netherlands and Norway. This lack of centralized market monitoring of the EU carbon market at the EU level may make it more difficult for potential market manipulation and abuse practices to be identified. However, EUAs are financial instruments under the EU’s Market Abuse Regulation (“MA”) and as such are subject to the full set of laws and regulations applicable to financial instruments under MAR, MiFID II and the Markets in Financial Instruments Regulation (“MiFIR”). MAR generally prohibits insider dealing, unlawful disclosure of inside information and market manipulation in connection with the financial instruments traded within the EU. MIFID II and MIFIR provide the general EU wide framework for the regulation of financial services business in the EU. MiFID II relates to the framework of trading venues/structures in which financial instruments are traded, while MiFIR is concerned with regulating the operation of these trading venues and the processes, systems and governance measures adopted by market participants.

ACTIVITIES OF THE TRUST

The activities of the Fund are limited to: (1) issuing Baskets in exchange for EUAs or cash deposited with the Fund, as consideration; (2) selling EUAs (or transferring EUAs, at the Sponsor’s discretion, to pay the Management Fee) as necessary to cover the Sponsor’s Management Fee and Fund expenses, if any, not assumed by the Sponsor and other liabilities; (3) selling EUAs to transfer cash to Authorized Participants in exchange for Baskets surrendered for redemption; and (4) delivering EUAs in exchange for Baskets surrendered for redemptions. The Fund is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of EUAs and will not utilize leverage, derivatives or any similar arrangements to meet its investment objectives.

Fund Objective

The investment objective of the Fund is for the Shares to reflect the performance of the price of EUAs, less the expenses of the Fund’s operations. The Fund intends to achieve this objective by investing substantially all of its assets in EUAs. The Fund will invest in EUAs on a non-discretionary basis (i.e., without regard to whether the value of EUAs is rising or falling over any particular period). As a result, the Fund will not attempt to speculatively sell EUAs at times when its price is high or speculatively acquire EUAs at low prices in the expectation of future price increases, nor will the Fund attempt to avoid losses or hedge exposure arising from the risk of changes in the price of EUAs.

Other than sales of EUAs to pay certain expenses, discussed below, the Fund may only purchase or sell EUAs in connection with the creation or redemption of Baskets by Authorized participants. For a creation in cash, the Authorized Participant will deliver the cash to the Fund’s account at the Cash Custodian, which the Sponsor will then use to purchase EUAs from a Liquidity Provider. For a redemption in cash, the Sponsor shall arrange for the EUAs represented by the Basket to be sold to a Liquidity Provider selected by the Sponsor and the cash proceeds distributed from the Fund’s account at the Cash Custodian to the Authorized Participant in exchange for its Shares. In the case of “in-kind” creation or redemption orders for Shares, Authorized Participants may deliver or direct the delivery of EUAs by third parties, or take delivery or direct the taking of delivery of EUAs by third parties.

In addition to selling EUAs to distribute cash to Authorized Participants redeeming Shares, the Fund may sell EUAs to pay certain expenses not assumed by the Sponsor (described below), including the Sponsor’s Management Fee, which may be facilitated by one or more Liquidity Providers. All EUAs will be held in the Registry. Registry account holders must agree to the User Terms and Conditions. Pursuant to the Registry’s User Terms and Conditions, the Fund is liable for the consequences of any unauthorized usage of its Registry Account prior to it notifying the [●] Emissions Authority of such unauthorized use. In addition, absent malice or grave negligence, the Fund shall be liable for any loss or damages that are a result of (1) the suspension of access of an authorized representative to an account or allowances; (2) the non-availability of the Registry, or (3) the non or non-timely execution of a request by the Registry. The Registry is also not liable for any loss or damage as a result of computer viruses, trojans, worms, logic bombs or other material which is malicious or technologically harmful. The Transfer Agent will facilitate the processing of purchase and sale orders in Baskets from the Fund.

CREATION AND REDEMPTION OF SHARES

The Fund creates and redeems Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets is only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of EUAs, or the amount of cash sufficient to purchase the amount of EUAs, represented by the Baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m., New York Time, on the day the order to create or redeem Baskets is properly received. Creations of Baskets may only be settled after the requisite amount of EUAs or cash is deposited in the Fund’s Registry account, or Cash Custodian account, as applicable. For a creation or redemption in cash, the Sponsor shall arrange for the EUAs represented by the Baskets to be purchased from, or sold to, a Liquidity Provider selected by the Sponsor. In the case of a cash redemption, the cash proceeds from the sale of EUAs are distributed from the Fund’s account at the Cash Custodian to the Authorized Participant. The Liquidity Providers are selected at the Sponsor’s sole discretion and may include any broker-dealer authorized to trade on the EEX or ICE Endex. As of the date of this Prospectus, [●] and [●] has each agreed to serve as a Liquidity Provider for the Fund. A list of all eligible trading participants, and thus all broker-dealers eligible to be Liquidity Providers, may be found at the following website: [●]

Authorized Participants are the only persons that may place orders to create and redeem baskets. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery, or facilitation of the delivery, of the EUAs or cash required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Fund or the Sponsor, without the consent of any shareholder or Authorized Participant. Authorized Participants pay the Administrator a transaction fee of $100 for each order they place to create or redeem one or more Baskets. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor, taking into account the volume of creation and redemption orders and the cost to the Administrator and Sponsor of processing the creation and redemption orders, among other factors. Authorized Participants who make deposits with the Fund in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Fund or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Some Authorized Participants or Liquidity Providers or their affiliates may from time to time buy or sell EUAs and may profit in these instances. The Sponsor believes that the size and operation of the EUA market, as well as the current price of EUAs and the corresponding size of Baskets, make it unlikely that Authorized Participants’ or Liquidity Providers’ direct activities in the EUA market will significantly impact the price of EUAs or the Fund’s Shares. Authorized Participants must be (1) a DTC Participant; (2) registered as a broker-dealer under the Exchange Act and regulated by Financial Industry Regulatory Authority, or FINRA, or some other self-regulatory organization or will be exempt from being or otherwise not required to be so regulated or registered; and (3) qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Fund under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

The use of cash creations and redemptions has transaction costs of buying and selling EUAs. These costs include the bid-ask spread along with the operational costs from the labor and overhead involved in calculating, executing, monitoring, and accounting for transactions in the EUA markets and related cash movements. The Fund’s Authorized Participant Agreement provides that transaction costs and slippage related to Basket creation and redemption are the responsibility of the Authorized Participant.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent, which must be approved by the Marketing Agent, to create one or more Baskets. Currently, creation orders are accepted in exchange for cash or EUAs. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange, the New York Stock Exchange, EEX, ICE Endex or other exchange material to the valuation or operation of the Fund, or the calculation of EUAs or Daily EUA Futures, is closed for regular trading. Purchase orders must be placed by 11:00 a.m., New York Time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Transfer Agent and approved by the Marketing Agent, is considered the purchase order date. Creation orders received by the Transfer Agent on or after the order cut-off time on a business day shall be considered received at the opening of business on the next business day and shall have as their purchase order date such next business day.

By placing a purchase order, an Authorized Participant agrees to deposit EUAs with the Fund or cash with the Cash Custodian. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired the nonrefundable transaction fee due for the creation order.

Determination of Required Deposits

The total deposit of EUAs or cash required to create each Basket is an amount of EUAs or cash that is in the same proportion to the total assets of the Fund (net of accrued expenses and other liabilities) on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received. On the purchase order date, following receipt of the purchase order from the Authorized Participant, the Sponsor shall, in its sole discretion, select a Liquidity Provider and cause the Fund to execute a trade to purchase EUAs from that Liquidity Provider in the amount of the Basket Deposit (the calculation of which is explained below), with the purchased EUAs to be delivered by the Liquidity Provider on the purchase settlement date in exchange for a cash price to be delivered by the Fund on the purchase settlement date. The Liquidity Provider, not the Authorized Participant, shall be responsible for delivering EUAs to the Fund.

On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of EUAs constituting the Basket Deposit as appropriate to reflect accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. (New York time). The Administrator determines the Basket Deposit for a given day by dividing the amount of EUAs and cash, if any, held by the Fund as of the opening of business on that business day, adjusted for the amount of EUAs and cash, if any, constituting estimated accrued but unpaid fees and expenses of the Fund as of the opening of business on that business day, by the quotient of the number of Fund Shares outstanding at the opening of business divided by 50,000. This produces the “Basket Deposit,” which is a number of EUAs equal to the amount of EUAs and any cash attributable to each Basket as of the opening of business on trade date. The resulting EUA amount is then valued, in cash, at the settlement price for the Daily EUA Futures calculated on trade date. This produces the Basket Cash Deposit. The Basket Deposit, and the Basket Cash Deposit, so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket Deposit determined by the Administrator as indicated above.

By the end of day Eastern time (or such other time as the parties may agree) on the trade date for a purchase order, the Administrator will communicate to the Authorized Participant the full cash amount required to settle the transaction. This amount will be equal to the amount of cash equal to the Basket Cash Deposit plus any additional cash required to account for the price at which the Fund agrees to purchase the requisite amount of EUAs to the extent the price of EUAs is greater than the Daily EUA Future settlement price on each purchase order date. The Fund acknowledges that, if the actual cash purchase price of EUAs from the Liquidity Provider is below the Basket Cash Deposit, the Authorized Participant shall be entitled to retain the difference and the cash required to create a Basket shall be reduced accordingly.

Fractions of an EUA less than one EUA are disregarded for purposes of the computation of the Basket Deposit. Because the disregarded EUA amounts will always be less than a single EUA, the value of which will be spread over all of the Fund’s outstanding Shares, which will be at least 50,000 Shares, which is the size of a Basket, the Sponsor has determined that those amounts will always be de minimis.

Assuming the price of a single EUA is €77.11, which was the settlement price for the Daily EUA Futures on January 17, 2025, and a whole EUA is disregarded from the Basket Deposit needed to acquire one 50,000 Share Basket, the effect on NAV per Share of disregarding fractional EUAs would be €0.001542 if the Fund had 50,000 Shares outstanding following the creation. If it had 100,000 Shares outstanding following the creation, the effect of disregarding a single EUA would be €0.0007711 per Share. Because the disregarded amount would always be less than one EUA, the effect on per share NAV of disregarding a fraction of an EUA would be less than these amounts.

The chart below illustrates the cumulative and per creation order impact to investors of disregarding fractional EUAs over a series of Basket creations. It is based on the following assumptions:

●	no redemptions;

●	the price of a single EUA remains constant at €77.11;

●	one EUA is discounted in each subsequent Basket creation (in reality the amount discounted would always be a fraction of an EUA); and

●	the changes reflected in NAV per Share are solely the result of discounting one EUA in each creation transaction.

The hypothetical example assumes the Fund has 50,000 Shares outstanding, and shows the effect on NAV per Share of discounting one EUA in subsequent investments at different levels (one, two, three, four or five Baskets at a time).

	Subsequent Basket Creations
	1	2	3	4	5
Number of Baskets (Shares) Created	Outstanding Shares = 50,000 + number created	Outstanding Shares = 100,000 + number created	Outstanding Shares = 150,000 + number created	Outstanding Shares = 200,000 + number created	Outstanding Shares = 250,000 + number created	Euros Discounted	Cumulative Effect on NAV
1 (50,000 Shares)	€0.0007711 (per share)	0.00051406 (per share); 0.00128516 (cumulative per share)	0.00038555 (per share); 0.00167071 (cumulative per share)	0.00030844 (per share); 0.00197915 (cumulative per share)	0.00025703 (per share); 0.00223618 (cumulative per share)	0.00223618 (cumulative per share)	0.000000000483393%
2 (100,000 Shares)	€0.00051406 (per share); 0.00128516 (cumulative per share)	0.00038555 (per share); 0.00167071 (cumulative per share)	0.00030844 (per share); 0.00197915 (cumulative per share)	0.00025703 (per share); 0.00223618 (cumulative per share)	0.00022031 (per share); 0.00245649 (cumulative per share)	0.00245649 (cumulative per share)	0.000000000455158%
3 (150,000 Shares)	€0.00038555 (per share); 0.00167071 (cumulative per share)	0.00030844 (per share); 0.00197915 (cumulative per share)	0.00025703 (per share); 0.00223618 (cumulative per share)	0.00022031 (per share); 0.00245649 (cumulative per share)	0.00019277 (per share); 0.00264926 (cumulative per share)	0.00264946 (cumulative per share)	0.000000000429549%
4 (200,000 Shares)	€0.00030844 (per share); 0.00197917 (cumulative per share)	0.00025703 (per share); 0.00223618 (cumulative per share)	0.00022031 (per share); 0.00245649 (cumulative per share)	0.00019277 (per share); 0.00264946 (cumulative per share	0.00017135 (per share); 0.00282061 (cumulative per share)	0.00282061 (cumulative per share)	0.000000000406486%
5 (250,000 Shares)	€0.00025703 (per share); 0.00223618 (cumulative per share)	0.00022031 (per share); 0.00245649 (cumulative per share)	0.00019277 (per share); 0.00264946 (cumulative per share)	0.00017135 (per share); 0.00282061 (cumulative per share)	0.00015422 (per share); 0.00297483 (cumulative per share)	0.00297483 (cumulative per share)	0.000000000385840%

It is highly unlikely that discounting an EUA would ever affect the Fund’s NAV per share by more than a penny per share, and, due to the large size of Baskets, it is impossible that discounting an EUA would ever reduce per share NAV by a material amount (e.g., more than one half of one percent).

Delivery of Required Deposits

For cash creations, an Authorized Participant who places a purchase order is responsible for arranging for the delivery to the Fund’s account with the Cash Custodian of the required cash deposit by 2:00 p.m. New York time on the first business day following the purchase order date. The Liquidity Provider delivers EUAs to the Fund’s Registry account in exchange for the cash purchase price. Upon settlement of the EUA purchase from the Liquidity Provider into the Fund’s Registry account, the Fund instructs the Transfer Agent to release the Shares to the Authorized Participant, and the Transfer Agent directs DTC to credit the number of Shares ordered to the applicable DTC account, by close of business on the purchase settlement date.

For in-kind creation orders, an Authorized Participant who places a purchase order is responsible for arranging for the delivery to the Fund’s Registry account with the required EUA deposit by 2:00 p.m. New York time on the first business day following the purchase order date. Upon receipt of the EUA deposit amount in the Fund’s Registry account, the Registry will notify the Sponsor that the EUAs have been deposited.

Upon receipt of confirmation from the Registry that the EUA deposit amount has been received, the Administrator will direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

EUAs held in the Fund’s Registry account are the property of the Fund and are not traded, leased, or loaned under any circumstances.

There may be circumstances where the Fund will receive EUA deposits from an Authorized Participant or Liquidity Provider only in whole lots of EUAs, consisting of 1,000 EUAs, in exchange for Baskets of Shares. This may occur if, for example, partial lots could only be acquired from a Liquidity Provider at disadvantageous prices, relative to whole lots, or if an Authorized Participant is unable to assume the risk of, or lacks the infrastructure for, trading in partial lots. However, a Basket Deposit will not likely consist of only whole lots of EUAs, but rather will consist of a fraction of a whole lot in addition to whole lots of EUAs. Therefore, to facilitate the creation of Baskets, an Authorized Participant or Liquidity Provider who must provide a fraction of a lot of EUAs may credit the Fund’s Registry account with a whole lot of EUAs and the Fund will immediately reimburse the Authorized Participant or Liquidity Provider an amount equal to the pro rata portion of the EUA lot that exceeds the value of the Basket Deposit. The Fund will reimburse the Authorized Participant or Liquidity Provider using cash on hand, in accordance with procedures adopted by the Sponsor. The Fund intends to maintain approximately 1% of its assets in cash to reimburse the Authorized Participant or Liquidity Provider for EUAs deposited in excess of the value of the Basket Deposit. In this way, any EUAs deposited with the Fund’s Registry account in excess of the Basket Deposit will never be included in the calculation of the Fund’s NAV at the end of each business day. See “Calculating NAV,” below.

Suspension of Purchase Orders

The Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which the Exchange, the New York Stock Exchange, EEX, ICE Endex or other exchange material to the valuation or operation of the Fund is closed, or when trading is suspended or restricted on such exchanges in EUAs or Daily EUA Futures, other than customary weekend or holiday closings, or trading of Shares on the Exchange is suspended or restricted, or (2) during an emergency as a result of which delivery, disposal or evaluation of EUAs is not reasonably practicable. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. In the event that the Sponsor intends to suspend or postpone purchases, it will provide shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Fund’s annual or quarterly reports.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order or Basket Deposit is not in proper form;

●	it would not be in the best interest of the shareholders of the Fund;

●	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Fund or its shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Fund, the Sponsor, the Marketing Agent or the Registry make it, for all practical purposes, not feasible to process Baskets.

None of the Sponsor, the Transfer Agent, the Marketing Agent, the Registry or the Cash Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. Redemption orders may be processed either in cash or in-kind in EUAs. On any business day, an Authorized Participant may place an order with the Administrator to redeem one or more Baskets. Redemption orders must be placed by [●], New York Time, or the close of regular trading on the Exchange, whichever is earlier. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”). Redemption orders received by the Transfer Agent on or after the order cut-off time on a business day shall be considered received at the opening of business on the next business day and shall have as their Redemption Order Date such next business day.

Determination of Redemption Distribution

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Participant or its agent an amount of EUAs or cash that is determined in the same manner as the determination of the deposit required to create Baskets, discussed above. Fractions of an EUA included in the redemption distribution smaller than one EUA are disregarded. The redemption distribution due from the Fund will be delivered once the Administrator notifies the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Fund’s DTC account. If the Fund’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be delayed until such time as the confirmation of delivery of all such Shares. Only whole Baskets will be redeemable.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Participant or its agent on the first business day following the Redemption Order Date if, by 2:00 p.m. New York Time, on such business day, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Administrator may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 2:00 p.m. New York time on such next business day. Any further outstanding amount of the redemption order may be cancelled.

For cash redemptions, on the redemption settlement date, the Liquidity Provider delivers cash to the Fund’s account with the Cash Custodian in exchange for the amount of EUAs constituting the Basket Deposit. Upon settlement of the EUA sale by the Fund to the Liquidity Provider and the receipt of the Liquidity Provider’s cash in the Fund’s Cash Custodian account, the Fund instructs the Transfer Agent to deliver the Authorized Participant’s Shares in the Baskets to be redeemed back to the Fund, in exchange for which the Fund instructs the Cash Custodian to transfer the Basket Cash Deposit to the Authorized Participant’s designated bank account and the redemption order is settled.

For in-kind redemptions, once the Administrator notifies the Sponsor that the Shares have been received in the Fund’s DTC account, the Sponsor instructs the Registry to transfer the redemption EUA amount from the Fund’s Registry account to the Registry account of the Authorized Participant or its agent.

The Sponsor is the only entity that may initiate a withdrawal of EUAs from the Fund’s Registry account, and the only accounts that may receive EUAs from the Fund’s Registry account are the Registry accounts of the Authorized Participants and Liquidity Providers, their agents or the Sponsor.

There may be circumstances where an Authorized Participant or Liquidity Provider will receive only whole lots of EUAs, consisting of 1,000 EUAs, in exchange for redeemed Baskets of Shares. This may occur if, for example, partial lots could only be sold to a Liquidity Provider at disadvantageous prices, relative to whole lots, or if an Authorized Participant or Liquidity Provider is unable to assume the risk of, or lacks the infrastructure for, trading in partial lots. However, a Basket Deposit will not likely consist of only whole lots of EUAs, but rather will consist of a fraction of a whole lot in addition to whole lots of EUAs. Therefore, the Fund may transfer to an Authorized Participant or Liquidity Provider whole lots of EUAs that exceed the value of the Basket Deposit, in accordance with procedures adopted by the Sponsor. In the case of cash redemptions, after selling whole lots to a Liquidity Provider, the Fund will deliver to the Authorized Participant an amount of cash equal to the value of the Basket Deposit and retain the cash generated by the sale of the partial lot in excess of the value of the redemption distribution. In the case of in-kind redemptions, the Authorized Participant will immediately reimburse the Fund for the overpayment of EUAs in excess of the value of the redemption distribution. In this way, the delivery of whole lots of EUAs that exceed the value of the Basket Deposit will not result in the dilution of a shareholder’s interest in the Fund. See “Calculating NAV,” below.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange, the New York Stock Exchange, EEX, ICE Endex or other exchange material to the valuation or operation of the Fund is closed, or when trading is suspended or restricted on such exchanges in EUAs or Daily EUA Futures, other than customary weekend or holiday closings, or trading of Shares on the Exchange is suspended or restricted, or (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of EUAs is not reasonably practicable. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets. If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified.

Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) if the fulfillment of the order, in the opinion of its counsel, might be unlawful, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Registry make it, for all practical purposes, not feasible to process.

None of the Sponsor, the Administrator, or the Registry will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. In the event that the Sponsor intends to suspend or postpone redemptions, it will provide shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Fund’s annual or quarterly reports.

Creation and Redemption Transaction Fee

To compensate the Administrator for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $100 to the Administrator to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor, taking into account the volume of creation and redemption orders and the cost to the Administrator and Sponsor of processing the creation and redemption orders, among other factors. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.

In addition, in connection with a cash creation or redemption of Baskets, an Authorized Participant is responsible for any operational processing and brokerage costs, or other transfers fees or taxes associated with the purchase or sale of EUAs from or to the Liquidity Provider. Such fees may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

The Fund issues Shares in Baskets to Authorized Participants from time to time in exchange for deposits of the amount of EUAs represented by the Baskets being created. A current list of Authorized Participants is available from the Administrator and the Sponsor.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Fund at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of EUAs or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the per Share NAV. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Fund in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Fund or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of EUAs.

Investors who decide to buy or sell Shares of the Fund will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to the commencement of trading.

PLAN OF DISTRIBUTION

The Fund will issue Shares in Baskets to Authorized Participants from time to time in exchange for EUAs or cash. A current list of the Authorized Participants is available from the Administrator and the Sponsor. The Fund will not issue fractions of a Basket to Authorized Participants. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. The initial authorized participant (“Initial Purchaser”) is a statutory underwriter under Section 2(a)(11) of the Securities Act. Subsequent Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter.

The Initial Purchaser will purchase 50,000 Shares, which compose each initial Basket. The Initial Purchaser intends to reoffer the initial Baskets at a per Share offering price that will vary, depending on, among other factors, the market price of EUAs and the trading price of the Shares on NYSE Arca. The Initial Purchaser will not receive from the Fund, the Sponsor, the Trustee or any of their affiliates a fee or other compensation in connection with the sale of the Shares. The Fund will not bear any expenses in connection with the offering or sale of the initial Baskets.

As of the date of this Prospectus, the following entities have each executed an Authorized Participant Agreement and are the only Authorized Participants.

●	[●]

●	[●]

Prospective shareholders who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Prospective shareholders are encouraged to review the terms of their brokerage accounts for details on applicable charges.

The Sponsor or Marketing Agent, or an affiliate of the Sponsor or Marketing Agent, may directly or indirectly make cash payments to certain broker-dealers for participating in activities that are designed to make registered representatives and other professionals more knowledgeable about exchange traded products, including the Fund, or for other activities, such as participation in marketing activities and presentations, educational training programs, conferences, the development of technology platforms and reporting systems. In addition, the Sponsor and/or Marketing Agent may enter into arrangements with certain financial intermediaries pursuant to which such intermediaries will agree to promote certain ETFs/exchange traded products (“ETPs”) to their customers and agree not to charge certain of their customers any commissions when those customers purchase or sell shares of participating ETFs/ETPs. Payments to a broker-dealer or intermediary may create potential conflicts of interest between the broker-dealer or intermediary and its clients. These amounts, which may be significant, are paid by the Sponsor and/or Marketing Agent from their own resources and not from the assets of the Fund. In addition, the Sponsor or Marketing Agent, or an affiliate of the Sponsor or Marketing Agent, may also reimburse expenses or make payments from their own assets to other persons, including Authorized Participants, in consideration of services or other activities that they believe may facilitate investment in the Fund.

Dealers who are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by section 4(3) of the Securities Act.

Prospective shareholders intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such shareholder’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Sponsor has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Sponsor has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due.

The offering Baskets are being made in compliance with FINRA Conduct Rule 2310. Authorized Participants will not receive from the Trust, Fund or the Sponsor any compensation in connection with an offering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with such offering of Shares in excess of 10% of the gross proceeds of the offering.

The Shares will trade on the Exchange under the symbol “[●]”.

DESCRIPTION OF THE TRUST

The Trust and Fund

The Trust was organized as a Delaware statutory trust on June 3, 2025. The Fund, a separate series of the Trust, established on June 4, 2025, will seek to provide shareholders with exposure to the price of EUAs, before expenses of the Fund’s operations. INVESTING IN THE FUND INVOLVES RISKS SIMILAR TO THOSE INVOLVED WITH AN INVESTMENT DIRECTLY IN EUAS, BUT IT IS NOT A PROXY FOR INVESTING DIRECTLY IN EUAS. The Trust and Fund are governed by the Trust Agreement between the Sponsor and the Trustee. The Trust Agreement sets out the rights of the shareholders and the rights and obligations of the Fund and the Trustee. Delaware State law governs the Trust Agreement. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which this Prospectus is a part.

The assets of the Fund consist primarily of EUAs. EUAs will be sold in “in-kind” transactions: (1) to pay the expenses of the Fund not assumed by the Sponsor; (2) in connection with redemptions of Baskets; and (3) if the Fund terminates and liquidates its assets. The sale of EUAs by the Fund, including the sale of EUAs to generate cash to pay its fees and expenses, may be a taxable event for shareholders. See “U.S. Federal Income Tax Consequences — Taxation of U.S. Shareholders.”

The Fund is not registered as an investment company under the 1940 Act and is not required to register under such act. The Fund will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Fund is not a commodity pool for purposes of the Commodity Exchange Act and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Fund or the distribution by the Fund of the amount of EUAs represented by the net asset value of the Baskets being created or redeemed. The total amount of EUAs required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Fund has no operating history and no fixed termination date.

Fund Expenses

The Fund’s only ordinary recurring expenses are expected to be the Sponsor’s Management Fee, paid monthly in arrears, in an amount equal to [●]% per annum of the daily NAV of the Fund. In exchange for the Management Fee, the Sponsor has agreed to assume all routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, each of the Trustee’s, Administrator’s, Cash Custodian’s, Transfer Agent’s and Marketing Agent’s monthly fee and out-of-pocket expenses and expenses reimbursable in connection with such service provider’s respective agreement; the marketing support fees and expenses; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Fund’s website; audit fees and expenses; and routine legal expenses. The routine ordinary expenses assumed by the Sponsor on behalf of the Fund are not subject to any caps. The Sponsor also paid the costs of the Fund’s organization and the initial sale of the Shares.

The Fund will be responsible for reimbursing the Sponsor or its affiliates for paying all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. The Fund will either (i) cause the Sponsor to receive EUAs from the Fund in such quantity as may be necessary to pay the Management Fee or (ii) sell EUAs in such quantity as may be necessary to permit payment in cash of the Management Fee and other Fund expenses and liabilities not assumed by the Sponsor, if any.

The Sponsor on behalf of the Fund will cause EUAs to be sold through dealers, including a Liquidity Provider, in OTC transactions or directly on the EEX, ICE Endex, and Nasdaq Oslo exchanges through which the Fund may reasonably expect to obtain a favorable price and good execution of orders. The dealer will be required to seek “best execution” for any such sale, and such dealer may consider, among other things, current EUA market conditions, the liquidity in the EUA market, the number of EUAs to be sold, the terms of the available bids for such EUAs, and other factors relevant to such sale as such dealer, in its sole discretion, considers appropriate at such time. The Sponsor will assume any transaction costs related to the sale and transfer of EUAs. The Sponsor on behalf of the Fund may enter into agreements with dealers, in addition to the Liquidity Provider, prior to the sale of any EUAs through dealers in OTC transactions. The Sponsor may consider the market price expected to be obtained by such dealer or through such exchange and the ability of the dealer or exchange to conduct the sale of EUAs with a minimal impact on the market price of EUAs. The Sponsor may offset the importance of one factor against the remaining factors. The Sponsor and the Fund shall not be liable for loss incurred by reason of any sale. See “U.S. Federal Income Tax Consequences — Taxation of U.S. Shareholders” for information on the tax treatment of EUAs sales.

The Sponsor on behalf of the Fund will also cause the sale of the Fund’s EUAs if the sale is required by applicable law or regulation or sell the Fund’s EUAs in connection with the termination and liquidation of the Fund. On and after termination of the Fund, the Sponsor will wind up the business and affairs of the Fund and deliver Fund property upon surrender and cancellation of Shares. The Sponsor will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Fund, the Sponsor thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Fund property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Fund’s expenses and may sell Fund property as necessary to meet those expenses. After the dissolution of the Fund, the Sponsor will sell or otherwise liquidate the Fund property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Fund and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made pursuant to the Sponsor’s instruction or otherwise made in good faith. The proceeds of the liquidation of the Fund’s assets are expected to be distributed in cash. Shareholders are not entitled to any of the Fund’s underlying EUA holdings upon the dissolution of the Fund. Cash held by the Administrator or the Cash Custodian pending payment of the Fund’s expenses will not bear any interest.

Calculating NAV

The Fund’s Net Asset Value (NAV) is calculated by:

●	Determining the current market value of the Fund’s total assets;

●	Subtracting any liabilities (which include estimated accrued but unpaid fees and expenses); and

●	Dividing that total by the number of outstanding shares.

The Administrator calculates the NAV of the Fund once each NYSE Arca trading day. The NAV for a particular day is released after the markets close, which is typically 4PM ET. The Administrator uses the settlement price for the Daily EUA Futures as established by the ICE Endex. The ICE Endex determines and releases this value daily shortly after the close of the Calculation Period, generally by at 5:15pm C.E.T. The Administrator also converts the value of Euro denominated assets into USD equivalent using published foreign currency exchange prices by an independent pricing vendor. Third parties supplying quotations or market data may include, without limitations, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

If the Sponsor determines in good faith that the settlement price of the Daily EUA Future does not reflect an accurate EUA price, then the Sponsor will instruct the Administrator to employ an alternative method to determine the fair value of the Fund’s assets. In determining an alternative fair value method, the Sponsor may consider such criteria as observable market-based inputs, including market quotations and/or trading platforms on which EUAs or Daily EUA Futures are traded. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value of the Fund. Any such change in the valuation method could affect the value of the Fund’s shares and investors could suffer a substantial loss on their investment in the Fund. In the event of a material change, the Sponsor will notify shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports, as applicable.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, an updated indicative intraday value (“IIV”) is made available through on-line information services throughout the core trading session hours of 9:30 am E.T. to 4:00p.m. E.T. on each trading day. The IIV is calculated by IIV Agent using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported mid-point of the bid/ask spread of the Daily EUA Future traded on the ICE Endex. All major exchanges that trade either EUAs or Daily EUA Futures, such as the EEX, ICE ENDEX, and Nasdaq Oslo exchanges, provide real time pricing information to the general public through data vendors such as Bloomberg. Additionally, the trading prices for EUAs and the Daily EUA Futures are disseminated by on-line subscription services or by one or more major market data vendors during the NYSE Arca Core Trading Session of 9:30 a.m. to 4:00 p.m. E.T. The IIV disseminated during the NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because the NAV is calculated using a different manner and it is calculated only once at the end of each trading day based upon the relevant end of day values of the Fund’s investments.

It should also be noted that although the IIV is disseminated throughout the core trading session, the customary trading hours for EUAs, the Fund’s primary asset, are 2am to 12 pm ET. This means that there is a gap in time at the end of each day during which the Fund’s shares are traded on the NYSE Arca, but real-time trading prices for EUAs are not available. During such gaps in time the IIV will be calculated based on the last reported mid-point of the bid-ask spread of the Daily EUA Future in the immediately preceding the trading session until the day’s settlement price is reported, in which case the day’s settlement price will be used.

During customary trading hours for EUAs the IIV will be calculated as follows:

(((Most recently reported mid-point of the bid/ask spread of Daily EUA Future on ICE Endex x number of EUAs held by Fund) x Euro to U.S. dollar exchange rate) - accrued expenses)/number of Shares outstanding

Outside customary trading hours for EUAs the IIV will be calculated as follows:

(((end of day settlement price of the Daily EUA Future on ICE Endex x number of EUAs held by Fund) x Euro to U.S. dollar exchange rate) - accrued expenses)/number of Shares outstanding

The NYSE Arca disseminates the IIV through the facilities of CTA/CQ High Speed Lines. In addition, the IIV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg. The Fund, the Sponsor and its affiliates are not involved in, or responsible for, the calculation or dissemination of the IIV and make no warranty as to its accuracy.

The Sponsor believes that the Daily EUA Future settlement price is the most appropriate metric for measuring the values of the Fund’s EUA holdings. The daily settlement price of the Daily EUA Future can be expected to be substantially identical to the EEX European Allowances EUA Spot Index value. The comparison below shows a 99.9% correlation between the movements of the two values over the ten years from June 20, 2015 through June 20, 2025.

Additionally, the chart below illustrates how closely the Daily EUA Future, in fact, reflects the EUA spot price during the trading day. This chart shows the prices of EUAs on the EEX and the Daily EUA Futures on ICE Endex, in EUR/tCO2 from May 31, 2021 to May 30, 2025. No major differences can be observed, with an average absolute difference of less than €[●] between the daily settlement prices for Daily EUA Futures on the ICE Endex and the last quoted EUA price on the EEX.

Impact of Fund Expenses on the Fund’s Net Asset Value

The Fund sells EUAs to raise the funds needed for the payment of the Sponsor’s Management Fee. Additionally, at the Sponsor’s discretion, the Fund may pay the Sponsor’s Management Fee in EUAs. See “The Sponsor — The Sponsor’s Management Fee.” The purchase price received as consideration for such sales is the Fund’s sole source of funds to cover its liabilities. The Fund does not engage in any activity designed to derive a profit from changes in the price of EUAs. EUAs not sold to redeem Baskets of Shares, or to cover the Sponsor’s Management Fee and any other Fund expenses or liabilities not assumed by the Sponsor, will be held by the Fund. As a result of the recurring sales of EUAs necessary to pay the Sponsor’s Management Fee, the net asset value of the Fund and, correspondingly, the fractional amount of EUAs represented by each Share will decrease over the life of the Fund. New EUAs received in exchange for additional new Baskets issued by the Fund, do not reverse this trend.

Dissolution of the Trust and Fund

The Sponsor may dissolve any Series or Class at any time for any reason in its sole discretion and, provided that all Series and Classes (if any) have been terminated or dissolved, may dissolve the Fund at any time for any reason in its sole discretion. Where practicable, the Sponsor will give written notice of the termination of the Fund, specifying the anticipated date of termination, to applicable Shareholders at least 30 days prior thereto. The Sponsor will, within a reasonable time after such termination, sell all of the Fund’s Carbon Credits not already distributed to Authorized Participants redeeming Creation Units, if any, in such a manner so as to effectuate orderly sales and use commercially reasonable efforts to meet any outstanding obligations. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in this regard. The Sponsor may suspend its sales of the Fund’s EUAs upon the occurrence of unusual or unforeseen circumstances.

Fiscal Year

The fiscal year of the Fund is January 1 to December 31. The Sponsor may select an alternate fiscal year. The first fiscal year of the Fund will end on December 31, 2025.

DESCRIPTION OF THE SHARES

The Fund is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Fund will create Shares in Baskets (a Basket equals a block of 50,000 Shares) only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in the net assets of the Fund and have no par value. The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on the Exchange under the symbol “[●].” The Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Shareholders may obtain pricing information on EUAs from various financial information service providers, including Bloomberg. In addition, the Fund’s website ([●]) will provide pricing information for EUAs and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The net asset value of the Fund will be published by the Sponsor on each day that the Exchange is open for regular trading and will be posted on the Fund’s website.

Cash and Other Distributions

If the Fund is terminated and liquidated, the Sponsor will distribute to the shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Fund and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor shall determine. See “Description of the Fund — Termination of the Fund.” Shareholders of record on the record date fixed by the Sponsor (or one of its delegates) for a distribution will be entitled to receive their pro rata portion of any distribution.

If the Sponsor determines that there is more cash being held in the Fund than is reasonably expected to be needed to pay the Fund’s expenses in the near future or to be used for acquiring odd lots of EUAs in connection with creation transactions, as described above under “CREATION AND REDEMPTION OF SHARES — Delivery of Required Deposit,” the Sponsor will use such cash in excess of a set threshold to acquire additional EUAs. The Fund has no obligation to make periodic distributions to shareholders.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Administrator will deduct any applicable withholding taxes and any fees and expenses of the Fund that have not been paid. It will distribute only whole U.S. dollars and cents and will round fractional cents down to the nearest whole cent. Neither the Sponsor nor the Administrator will be responsible if the Sponsor determines that it is unlawful or impractical to make a distribution available to registered holders.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a supplement thereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by the Sponsor in its sole discretion. Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Sponsor’s website for the Fund of a material amendment to the Trust Agreement. Any amendment to the Trust Agreement that affects the immunities, indemnities, privileges, duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion.

Voting Rights

Under the Trust Agreement, unless required by Federal law or the rules and regulations of the Exchange, Shareholders have no voting rights, except as the Sponsor may consider desirable and so authorize in its sole discretion

Governing Law

The Trust Agreement and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Fund’s global certificates for Shares) and the Shareholders under the Trust Agreement are governed by the laws of the State of Delaware.

Venue Provision

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Jury Trial Provision

The Trust Agreement waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action is restricted. Under Delaware law, a shareholder may only bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor of the Trust or an employee or officer of the Sponsor receives remuneration for his or her service as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust. Additionally, the Trust Agreement includes conditions that require (1) a Shareholder or Shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) Shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, must join in a request for the Sponsor to commence such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws to the extent its application is found to violate the federal securities laws.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificate will be deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Shareholders are limited to: (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”); (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”); and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will terminate the Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, shareholders must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Shareholders should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket.

THE SPONSOR

The Sponsor, Krane Funds Advisors, LLC, is a Delaware limited liability company. The Sponsor’s mailing address is 280 Park Avenue, 32nd Floor, New York, New York 10017. The Sponsor has no experience or history of past performance in managing an investment vehicle like the Fund but has managed pools that invest in carbon credit futures contracts.

The Sponsor’s Role

The Sponsor: (1) will select the Trustee, Administrator, Transfer Agent, Cash Custodian, Marketing Agent and any other Fund service providers; (2) will negotiate various agreements and fees for the Fund; (3) will develop a marketing plan for the Fund on an ongoing basis and prepare marketing materials regarding the Shares; (4) will maintain the Fund’s web site; and (5) will perform such other services as the Sponsor believes that the Fund may require.

The Fund is managed and controlled by the Sponsor pursuant to the terms of the Trust Agreement and the Sponsor Agreement. The Sponsor arranged for the creation of the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor also paid the costs of the Fund’s organization and the initial sale of the Shares, including applicable SEC registration fees. In exchange for the Management Fee, the Sponsor has agreed to assume to pay all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, the following administrative and marketing expenses incurred by the Fund: each of the Trustee’s, Administrator’s, Cash Custodian’s, Transfer Agent’s and Marketing Agent’s monthly fee and out-of-pocket expenses and expenses reimbursable in connection with such service provider’s respective agreement; the marketing support fees and expenses; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Fund’s website; audit fees and expenses; and routine legal expenses. The routine ordinary expenses assumed by the Sponsor on behalf of the Fund are not subject to any caps. The Sponsor is not responsible for interest expenses and certain litigation expenses and other non-recurring or extraordinary fees and expenses.

While the Sponsor will not exercise day-to-day oversight over the Fund’s service providers, the Sponsor will engage the Transfer Agent, the Marketing Agent, the Administrator and the Cash Custodian to assist in implementing the creation and redemption process for the Fund.

Obligations and Liability of Sponsor

The Sponsor has no liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any EUAs or other assets held in trust under the Trust Agreement; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by any person for any matters arising thereunder.

Liability of Shareholders

The Trust was formed and is operated in a manner such that a Series is liable only for obligations attributable to such Series. This means that Shareholders of the Fund are not subject to the losses or liabilities of any other series as may be created from time to time and shareholders of any such other series are not subject to the losses or liabilities of the Fund. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”) incurred, contracted for or otherwise existing solely with respect to the Fund are enforceable only against the assets of the Fund and not against any other series as may be established or the Trust generally. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to each series of the Trust, including the Fund and any other series that may be established.

No Shareholder shall be liable for claims against, or debts of the Fund or the Trust in excess of his capital contribution and his share of the applicable Series property and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Series shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

Litigation and Claims

Within the past five years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Fund, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Principals and Key Personnel of the Fund and the Sponsor

The following principals and key employees serve in the below capacities on behalf of the Sponsor:

Name and Age	Position(s) Held with the Fund and the Sponsor	Length of Time Served	Principal Occupation(s) During Past Five Years
Jonathan Krane (1968)	Chief Executive Officer and Founder	2011-present	[●]
Jonathan Shelon (1974)	Chief Operating Officer	2015-present	[●]
James Maund (1980)	Head of Capital Markets	2020-present
Luke Oliver (1980)	Head of Strategy/Head of Climate Investments	2021-present
Kinfai (“Leo”) Lo (1971)	Chief Financial Officer	2019-present

The Sponsor’s Management Fee

The Sponsor’s Management Fee accrues daily and is paid monthly in arrears at an annualized rate equal to 0.[●]% of the net asset value of the Fund. The Fund may pay the Sponsor’s Management Fee in either EUAs or cash.

Successor Sponsors

If the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may terminate and liquidate the Fund and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and neither will have any liability to any person because the Fund is or is not terminated as described in “Description of the Fund — Termination of the Fund” above. The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate the Trust Agreement insofar as the duties and obligations of the Trustee are concerned.

THE TRUSTEE

The sole trustee of the Fund is CSC Delaware Trust Company. The Trustee’s principal offices are located at 251 Little Falls Dr, Wilmington, DE 19808 and its telephone number is 800-927-9800.

The Trustee’s Role

The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Act. The Trustee does not owe any other duties to the Fund, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least thirty (30) days’ notice to the Sponsor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Fund), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from bad faith, the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Limitation on Trustee’s Liability

The Trustee shall not be liable for the acts or omissions of the Sponsor, the Custodian, or any other Person, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor, the Custodian, the Trust or any other Person under this Trust Agreement or any other agreement or document. The Trustee shall not be liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(i)	the Trustee is not liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;

(ii)	the Trustee is not required to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement, if the Trustee has reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)	under no circumstances is the Trustee liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust or any Series;

(iv)	the Trustee will not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties;

(v)	in the exercise or administration of the Trust under the Trust Agreement, the Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with due care; and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(vi)	the Trustee is not liable for punitive, exemplary, consequential, special or other similar damages for a breach of the Trust Agreement under any circumstances;

(vii)	the Trustee is not obligated to give any bond or other security for the performance of any of its duties under the Trust Agreement.

THE ADMINISTRATOR

[SEI serves as the Administrator. The Administrator’s office is located at [●]. Information regarding creation and redemption Basket composition, net asset value of the Fund, transaction fees for the creation and redemption of Baskets and the names of the parties that have executed an Authorized Participant Agreement may be obtained from the Administrator.

The Administrator’s Role

The Administrator is generally responsible for the day-to-day administration of the Fund, including keeping the Fund’s operational records. The Administrator’s principal responsibilities include: (1) valuing the Fund’s EUAs and calculating the net asset value per share of the Fund; (2) supplying pricing information to the Sponsor for the Fund’s website; and (3) receiving and reviewing reports on the custody of and transactions in cash and EUAs from the Cash Custodian and the Registry, respectively, and taking such other actions in connection with the custody of cash as the Sponsor instructs and (4) accounting and other fund administrative services. The Administrator shall, with respect to directing the Cash Custodian, act in accordance with the instructions of the Sponsor.

The Administrator intends to regularly communicate with the Sponsor in connection with the administration of the Fund. The Administrator, along with the Sponsor, will liaise with the Fund’s legal, accounting and other professional service providers as needed. The Administrator will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Fund. The Administrator’s monthly fees and out-of-pocket expenses will be paid by the Sponsor. Affiliates of the Administrator may from time to time act as Authorized Participants or purchase or sell EUAs or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator will keep proper books of registration and transfer of Shares at its office located in [●] or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Administrator’s satisfaction that such person is a shareholder at all reasonable times during the usual business hours of the Trustee. The Administrator will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any shareholder.

The Fund Administration and Accounting Agreement will be in effect for an initial term of three years from the commencement of the Fund’s operation, the first date on which the Administrator is entitled to receive fees under the Administration Agreement. The Administration Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Fund or the Administrator on at least ninety (90) days’ prior written notice.

Resignation, Discharge or Removal of Administrator

Either the Sponsor or the Administrator may terminate the Fund Administration and Accounting Agreement for cause for the reasons set forth in the Fund Administration and Accounting Agreement, such as either party’s bankruptcy or committing a material breach of the Fund Administration and Accounting Agreement. The Fund may terminate the Fund Administration and Accounting Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Sponsor determines to liquidate the Fund and terminate its registration with the SEC.

Limitation on Administrator’s Liability

The Administrator will not be liable for the disposition of EUAs or moneys, or in respect of any valuation or calculation which it makes under the Fund Administration and Accounting Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Fund Administration and Accounting Agreement in the absence of negligence, willful misconduct or bad faith on its part. In no event will the Administrator be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor or the Cash Custodian or any entity acting on behalf of either which the Administrator believes is given as authorized by the Trust Agreement and under the Fund Administration and Accounting Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Administrator believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Administrator has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Administrator be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Administrator will not be liable for any delay in performance or for the non-performance of any of its obligations under the Fund Administration and Accounting Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Administrator will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Fund’s assets.

The Administrator may employ agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care.

Indemnification of the Administrator

The Administrator, its directors, employees and agents shall be indemnified from the Fund and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Fund Administration and Accounting Agreement and under each other agreement entered into by the Administrator in furtherance of the administration of the Fund (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Fund Administration and Accounting Agreement or any such other agreement. Such indemnity shall include payment from the Fund of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Administrator.

Governing Law

The Administration Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of [●].]

THE TRANSFER AGENT

[BBH serves as the Transfer Agent. The Transfer Agent’s office is located at [●]. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

The Transfer Agent’s Role

The Transfer Agent’s responsibilities include: (1) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; and (2) coordinating the processing of orders from Authorized Participants with the Marketing Agent, the Cash Custodian, the Fund and The Depository Fund Company (“DTC”).

The Transfer Agent’s fees and expenses are to be paid by the Sponsor pursuant to the terms of the Transfer Agency and Service Agreement.

The Transfer Agency and Service Agreement will be in effect for an initial term of three (3) years from the commencement of the Fund’s operation, the first date on which the Transfer Agent is entitled to receive fees under the Transfer Agency and Service Agreement. The Transfer Agency and Service Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Fund or the Transfer Agent on at least ninety (90) days’ prior written notice.

Resignation, Discharge or Removal of Transfer Agent

Either the Fund or the Transfer Agent may terminate the Transfer Agency and Service Agreement for cause for the reasons set forth in the Transfer Agency and Service Agreement, such as either party’s bankruptcy or committing a material breach of the Transfer Agency and Service Agreement. The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Sponsor determines to liquidate the Fund and terminate its registration with the SEC.

Limitation on Transfer Agent’s Liability

The Transfer Agent will not be liable for the disposition of EUAs or moneys, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Transfer Agency and Service Agreement in the absence of negligence, willful misconduct or bad faith on its part. In no event will the Transfer Agent be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Trustee, the Administrator or the Cash Custodian or any entity acting on behalf of any of them which the Transfer Agent believes is given as authorized by the Trust Agreement, the Administration Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Transfer Agent believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Transfer Agent has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Transfer Agent be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Transfer Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Transfer Agency and Service Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Transfer Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Fund’s assets.

Indemnification of Transfer Agent

The Transfer Agent, its directors, employees and agents shall be indemnified by the Fund and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Transfer Agency and Service Agreement and under each other agreement entered into by the Transfer Agent in furtherance of the administration of the Fund (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Transfer Agency and Service Agreement or any such other agreement. Such indemnity shall include payment from the Fund of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Transfer Agent.

Governing Law

The Transfer Agency and Services Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of [●].]

LIQUIDITY PROVIDERS

[Liquidity Provider 1]

[The Fund has entered into a Framework Agreement for the Spot Sale and Purchase of Emissions Allowances (the “[●] Liquidity Provider Agreement”) with [●] whereby [●] is a liquidity provider in connection with cash orders from Authorized Participants to create or redeem Fund Shares and, in that capacity, [●] delivers EUAs to the Fund or delivers cash to the Fund and receives EUAs from the Fund, in each case, at the direction of the Sponsor. The Sponsor selected [●] as a Liquidity Provider because of [●]’ position as a large participant in the EUA market that can provide the access to EUAs that the Fund requires at competitive prices. Additional Liquidity Providers may be added in the future, at the sole discretion of the Sponsor. The Sponsor is not aware of any relationship between [●] and any Authorized Participant or, except for the [●] Liquidity Provider Agreement, the Sponsor.

Under the [●] Liquidity Provider Agreement, the Fund shall determine and notify [●] of its intention to sell or purchase EUAs. [●] does not have an obligation to accept any such offer from the Fund and shall be entitled to buy or sell the EUAs from or to the Fund, respectively, according to the terms extended by the Fund. Payment for and delivery of the EUAs will be due as agreed between the Fund and [●]. Delivery of the EUAs are considered to be completed when the EUAs are credited to the Registry account of the acquiring party.

The [●] Liquidity Provider Agreement may be terminated at any time by any party upon eight (8) days prior written notice delivered to the other parties and may be terminated earlier by any party to the [●] Liquidity Provider Agreement at any time on the Event of Default or Force Majeure by either party hereto upon written notice to the defaulting party. Notwithstanding the foregoing, any party may, by prior written notice to the other party, terminate the [●] Liquidity Provider Agreement at any time if (i) required by applicable law, (ii) the other party terminates or suspends its business, becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority, (iii) the other party becomes subject to any bankruptcy or insolvency proceeding under applicable law, such termination being effective immediately upon any declaration of bankruptcy, or (iv) a party is in breach of any material term, condition, or provision of this Agreement, and such breach cannot be or has not been cured within five (5) banking days.

The [●] Liquidity Provider Agreement shall be governed by the laws of [●].]

[Liquidity Provider 2]

[The Fund has entered into a Framework Agreement for the Sale and Purchase of Emissions Allowances (the “[●] Liquidity Provider Agreement”) with [●] whereby [●] is a liquidity provider in connection with cash orders from Authorized Participants to create or redeem Fund Shares and, in that capacity, [●] delivers EUAs to the Fund or delivers cash to the Fund and receives EUAs from the Fund, in each case, at the direction of the Sponsor. The Sponsor selected [●] as a Liquidity Provider because of [●]’s position as a large participant in the EUA market that can provide the access to EUAs that the Fund requires at competitive prices. Additional Liquidity Providers may be added in the future, at the sole discretion of the Sponsor. The Sponsor is not aware of any relationship between [●] and any Authorized Participant or, except for the [●] Liquidity Provider Agreement, the Sponsor.

Under the [●] Liquidity Provider Agreement, the Fund and [●] shall jointly determine the terms of the proposed transaction and verify the terms no later than one (1) business day after the trade date, orally or in writing. Payment for and delivery of the EUAs will be due as agreed between the Fund and [●]. Delivery of the EUAs is considered to be completed when the EUAs are credited to the Registry account of the acquiring party.

The [●] Liquidity Provider Agreement may be terminated at any time by either party upon not less than thirty (30) days prior written notice delivered to the other party.

The [●] Liquidity Provider Agreement shall be governed by the [●] law.

THE MARKETING AGENT

[[●], a Delaware limited liability company registered as a broker-dealer under the Exchange Act and a member of FINRA, serves as the Marketing Agent. The Marketing Agent’s principal office is located at [●].

The Marketing Agent’s Role

The Marketing Agent’s responsibilities shall include: (1) working with the Transfer Agent to review and accept or reject orders placed by Authorized Participants with the Transfer Agent; (2) reviewing and approving all sales and marketing materials for compliance with applicable laws, and filing such materials with FINRA as required by the Securities Act, and the rules promulgated thereunder, and (3) facilitating arrangements between the Sponsor, the Transfer Agent and broker-dealers for the purchase and redemption of Baskets. All such sales and marketing materials must be approved, in writing, by the Marketing Agent prior to use.

The Marketing Agent will generally make it known in the brokerage community that prospectuses and product descriptions are available, including by (i) advising the Exchange on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Marketing Agent with FINRA, and (iii) as may otherwise be required by the SEC. The Marketing Agent shall not bear any costs associated with printing prospectuses and all other such materials.

The Marketing Agent Agreement shall be effective on the date set forth above, and unless terminated as provided therein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the Fund.

Resignation, Discharge or Removal of Marketing Agent

The Marketing Agent Agreement shall be effective from the commencement of the Fund’s operations, and unless terminated, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the Fund. The Marketing Agent Agreement may be terminated at any time, without payment of any penalty, as to the Fund by the Marketing Agent, on at least sixty (60) days’ prior written notice or the Fund.

Limitation on Marketing Agent’s Liability

The Marketing Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Marketing Agent Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Marketing Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

Indemnification of Marketing Agent

The Fund agrees to indemnify and hold harmless the Marketing Agent, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Marketing Agent within the meaning of Section 15 of the Securities Act (any of the Marketing Agent, its officers, employees, agents and directors or such control persons, for purposes of this paragraph, an “Marketing Agent Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) Marketing Agent’s services as Marketing Agent for the Fund pursuant to the Marketing Agent Agreement; (ii) any claim that the registration statement, prospectus, product description, shareholder reports, sales literature and advertisements specifically approved by the Fund and Sponsor or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the prospectus and product description, in light of the circumstances under which they were made) not misleading under the Securities Act, or any other statute or the common law; (iii) the breach by the Fund of any obligation, representation or warranty contained in the Marketing Agent Agreement; or (iv) the Fund’s failure to comply in any material respect with applicable securities laws.

Governing Law

The Marketing Agent Agreement shall be governed by the laws of the [●].]

THE CASH CUSTODIAN

[BBH, a [●] trust company, serves as the Cash Custodian. The Cash Custodian has a trust office at [●]. The Cash Custodian is subject to supervision by the [Board of Governors of the Federal Reserve System].

The Cash Custodian’s Role

The Cash Custodian is responsible for holding the Fund’s cash as well as receiving and dispensing cash on behalf of the Fund in connection with the payment of Fund expenses.

The Cash Custodian’s fees and expenses are to be paid by the Sponsor. The Cash Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell EUAs or Shares for their own account, as an agent for their customers and for accounts over which they exercise investment discretion. The Sponsor, on behalf of the Fund, has entered into the Cash Custody Agreement with the Cash Custodian, under which the Cash Custodian maintains the Fund Account.

The Cash Custody Agreement shall be in effect commencing upon the operation of the Fund and shall continue until terminated.

Resignation, Discharge or Removal of Cash Custodian

Either the Fund or the Cash Custodian may terminate the Cash Custody Agreement for cause for the reasons set forth in the Cash Custody Agreement, such as either party’s bankruptcy or committing a material breach of the Cash Custody Agreement.

Limitation on Cash Custodian’s Liability

Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under the Cash Custody Agreement. Except as otherwise expressly provided therein, Cash Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Fund, except those Losses arising out of Cash Custodian’s own negligence, bad faith, willful misfeasance, or reckless disregard of its duties hereunder. In no event shall the Cash Custodian be liable to the Fund for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Cash Custody Agreement. The Cash Custodian shall not be liable: (i) for acting in accordance with any Proper Instruction (as defined in the Cash Custody Agreement) or if a Proper Instruction is not required, any other instruction reasonably believed by Cash Custodian to be given by or on behalf of a person authorized to do so; (ii) for a delay in processing or any failure to process any Proper Instruction to the extent permitted under the Cash Custody Agreement, subject to the conditions set out therein; (iii) for the failure of the Fund or any person authorized by it to comply with the Fund’s obligations under the Cash Custody Agreement; (iv) for any other acts and omissions of the Fund, any person authorized by it or any third party; and (v) for any Losses due to forces beyond the control of Cash Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Indemnification of Cash Custodian

The Fund agrees to indemnify Cash Custodian and hold Cash Custodian harmless from and against any and all any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”) sustained or incurred by or asserted against Cash Custodian by reason of or as a result of any action or inaction, or arising out of Cash Custodian’s performance under the Cash Custody Agreement, including reasonable fees and expenses of counsel incurred by Cash Custodian in a successful defense of claims by the Fund; provided however, that the Fund shall not indemnify Cash Custodian for those Losses arising out of Cash Custodian’s own negligence, bad faith, willful misfeasance, reckless disregard for its duties thereunder. This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Cash Custody Agreement.

Governing Law

The Cash Custody Agreement is governed by [●] law.]

CONFLICTS OF INTEREST

General

The Trust Parties have not established formal procedures to resolve all conflicts of interest and, as a result, the Trust Parties could resolve a potential conflict in a manner that is not in the best interest of the Fund or the shareholders. Consequently, shareholders may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Trust Parties attempt to monitor these conflicts, it is extremely difficult, if not impossible, for the Trust Parties to ensure that all of these conflicts will not, in fact, result in adverse consequences to the Fund, the NAV of the Shares and ultimately the market price of the Shares.

Prospective shareholders should be aware that the Fund presently intends to assert that shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to shareholders.

The Trust Parties

The Sponsor and other Trust service providers (“Trust Parties”) intend to devote, and to cause their professional staff to devote, sufficient time and resources to manage properly the affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

Proprietary Trading

Trust Parties, their employees and their affiliates (collectively, “Affiliated Parties”) may engage in long or short transactions in EUAs in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace.

Records of trading by Affiliated Parties will not be available for inspection by shareholders. Because Affiliated Parties may trade EUAs for their own accounts at the same time as the Fund, prospective shareholders should be aware that such persons may take positions in EUAs which are opposite, or ahead of, the positions taken for the Fund. Affiliated Parties will not engage in the Basket creation and redemption process, or act as counterparties to the Fund in EUA transactions.

There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Fund.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Shares, but does not purport to be a complete analysis of all potential tax consequences. [●] has provided an opinion with respect to the following U.S. federal income tax discussion, which is attached as Exhibit 8.1. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the U.S. Treasury (the “Treasury Regulations”), rulings and pronouncements issued by the IRS, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Shares. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder of the Shares in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation: banks, insurance companies and other financial institutions; U.S. expatriates and certain former citizens or long-term residents of the United States; holders subject to the alternative minimum tax; dealers in securities or currencies; traders in securities; partnerships, S corporations or other pass-through entities; U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar; controlled foreign corporations; tax-exempt organizations; passive foreign investment companies; a regulated investment company, a real estate investment trust or other financial conduit (or shareholders of such entity); a retirement plan, individual retirement account or tax deferred account; persons holding the Shares as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction; and persons deemed to sell the Shares under the constructive sale provisions of the Code. This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the EUAs subject to the special tax accounting rules under Section 451(b) of the Code. The discussion deals only with EUAs held as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed.

As used herein, “U.S. Shareholder” means a beneficial owner of a Share who is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

●	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

A “Non-U.S. Shareholder” is a beneficial owner of a Share who is neither a U.S. Shareholder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Shares, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Shares, and persons holding interests in such partnerships, should each consult their own tax advisors as to the consequences of investing in the Shares in their individual circumstances.

Taxation of the Fund

The Sponsor will treat the Fund as a grantor trust for U.S. federal income tax purposes. Accordingly, the following discussion assumes that the Fund is properly classified as a grantor trust for U.S. federal income tax purposes.

As a grantor trust, the Fund itself will not be subject to U.S. federal income tax. Instead, the Fund’s income and expenses will flow through to the holders of the Shares, and the Sponsor will report the Fund’s income, gains, losses and deductions to the IRS on that basis.

There can be no assurance that the IRS will agree with the Sponsor’s treatment of the Fund as a grantor trust for U.S. federal income tax purposes, and it is possible that the IRS or another tax authority could challenge such treatment. The Sponsor will not request a ruling from the IRS with respect to the classification of the Fund for U.S. federal income tax purposes. If the IRS were to assert successfully that the Fund is not classified as a grantor trust, the Fund would be classified as a partnership for U.S. federal income tax purposes, which may affect riming and other tax consequences to the holders of the Shares.

Taxation of U.S. Shareholders

Holders of Shares will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Fund. Holders of Shares also will be treated as if they directly received their respective pro rata shares of the Fund’s income, if any, and as if they directly incurred their respective pro rata shares of the Fund’s expenses.

In the case of a holder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Fund at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a holder of the Shares that acquires its Shares as part of a creation of a Basket, the delivery of EUAs or cash to the Fund in exchange for a pro rata share of the underlying EUAs represented by the Shares will not be a taxable event to the holder, and the holder’s tax basis and holding period for the holder’s pro rata share of the EUAs held in the Fund will be the same as the amount of cash used to acquire the Basket or its tax basis and holding period for the EUAs delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a holder’s Shares are acquired on the same date and at the same price per Share. Holders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying EUAs related to such Shares.

When the Fund sells EUAs, for example to pay expenses, a holder of the Shares will recognize gain or loss in an amount equal to the difference between (a) the holder’s pro rata share of the amount realized by the Fund upon the sale and (b) the holder’s tax basis for its pro rata share of the EUAs that was sold. Such gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the holder has a holding period in its Shares of longer than one year. A holder’s tax basis for its share of any EUA sold by the Fund generally will be determined by multiplying the holder’s total basis for its share of all of the EUAs held in the Fund immediately prior to the sale, by a fraction the numerator of which is the amount of EUAs sold, and the denominator of which is the total amount of the EUAs held in the Fund immediately prior to the sale. After any such sale, a holder’s tax basis for its pro rata share of the EUAs remaining in the Fund will be equal to its tax basis for its share of the total amount of the EUAs held in the Fund immediately prior to the sale, less the portion of such basis allocable to its share of the EUAs that were sold.

Upon a holder’s sale of some or all of its Shares, the holder will be treated as having sold the portion or all, respectively, of its pro rata share of the EUAs held in the Fund at the time of the sale that is attributable to the Shares sold. Accordingly, the holder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the holder’s tax basis for the portion of its pro rata share of the EUAs held in the Fund at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a holder’s Shares in exchange for the underlying EUAs represented by the Shares redeemed generally will not be a taxable event to the holder. The holder’s tax basis for the EUAs received in the redemption generally will be the same as the holder’s tax basis for the portion of its pro rata share of the EUAs held in the Fund immediately prior to the redemption that is attributable to the Shares redeemed. The holder’s holding period with respect to the EUAs received should include the period during which the holder held the Shares redeemed. A subsequent sale of the EUAs received by the holder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

Gains or losses from the sale of EUAs to fund cash redemptions are expected to be treated as incurred by the holder that is being redeemed, and the amount of such gain or loss will generally equal the difference between (a) the amount realized pursuant to the sale of the EUAs, and (b) the holder’s tax basis for the portion of its pro rata share of the EUAs held in the Fund that are sold to fund the redemption. A redemption of some or all of a holder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event to the holder.

After any sale or redemption of less than all of a holder’s Shares, the holder’s tax basis for its pro rata share of the EUAs held in the Fund immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the EUAs held in the Fund immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the holder upon such sale or, in the case of a redemption, that is treated as the basis of the EUAs received by the holder in the redemption.

[Due to differences in the price between round lots of EUAs and odd lots of EUAs, it is possible that the IRS may recharacterize a creation of a Basket or redemption of a Basket that is followed by a purchase or sale of odd lots of EUAs as one integrated transaction, as opposed to separate transactions. In such a case, the consequences of such an integrated transaction may differ from the consequences described above.]

An additional tax of 3.8% is imposed on certain “net investment income” (or “undistributed net investment income,” in the case of certain U.S. holders that are estates and trusts) received by certain U.S. holders with adjusted gross income above certain threshold amounts. “Net investment income” generally includes capital gains from the disposition of property. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Shares.

Brokerage Fees and Fund Expenses

Any brokerage or other transaction fee incurred by a holder in purchasing Shares will be treated as part of the holder’s tax basis in the underlying assets of the Fund. Similarly, any brokerage fee incurred by a holder in selling Shares will reduce the amount realized by the holder with respect to the sale.

Holders will be required to recognize the full amount of gain or loss upon a sale of EUAs by the Fund (as discussed above), even though some or all of the proceeds of such sale are used by the Sponsor to pay Fund expenses. Holders may deduct their respective pro rata shares of each expense incurred by the Fund to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, or certain closely held corporations, however, may be subject to various limitations on their ability to use their allocable share of the Fund’s deductions and losses. For example, miscellaneous itemized deductions, including expenses for the production of income, are not currently deductible for taxable years beginning before January 1, 2026. Prospective holders should consult their own tax advisers regarding the U.S. federal income tax consequences of holding Shares in light of their particular circumstance.

Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally should not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of EUAs by the Fund, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met.

Information Reporting and Backup Withholding

The Sponsor will file certain information returns with the IRS, and provide certain tax-related information to holders, in connection with the Fund. To the extent required by applicable regulations, each holder will be provided with information regarding its allocable portion of the Fund’s annual income (if any) and expenses. A U.S. Shareholder may be subject to U.S. backup withholding tax, at a rate of 24%, in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders will be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider as applicable, among other issues, whether: (1) the fiduciary has the authority to make the investment under the Plan’s governing instruments; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that (a) none of the Sponsor, the Trustee, the Delaware Trustee, the Custodians or any of their respective affiliates or employees (the “Transaction Parties”) has through this prospectus and related materials provided any “investment advice” within the meaning of Section 3(21) of ERISA or Section 4975(e)(3)(B) of the Code in connection with the decision to purchase or acquire such Shares, (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan, and (c) none of the Transaction Parties is undertaking to provide such investment advice.

Under ERISA and DOL regulations, generally when a Plan acquires an equity interest in an entity that is neither a “publicly offered security” (as defined in DOL regulations) nor a security issued by an investment company registered under the Investment Company Act, the assets of the entity could be treated as subject to Title I of ERISA or Section 4975 of the Code, unless the entity limits ERISA and similar investors or the entity is an “operating company” (as defined in DOL regulations). The Fund is not an investment company registered under the Investment Company Act or an operating company. The Shares should be considered publicly offered securities. The Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act, and the Shares will be timely registered under the Exchange Act. It appears that the Shares will be freely transferable because the Shares will be freely tradable on the Exchange like any other exchange listed security. Finally, it is anticipated that the Shares will be owned by at least 100 shareholders independent of the Fund and one another.

ALLOWING AN INVESTMENT IN THE TRUST IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE SPONSOR OR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN’S ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

PERFORMANCE, FINANCIALS AND OTHER INFORMATION

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Fund containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the Exchange and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

LEGAL PROCEEDINGS

The Fund is aware of no existing or pending legal proceedings against it, nor is it involved as a plaintiff in any proceeding or pending litigation.

LEGAL MATTERS

K&L Gates LLP has advised the Sponsor in connection with the Shares being offered. K&L Gates LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Fund. Certain opinions of counsel will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

EXPERTS

The financial statements incorporated in this Prospectus have been audited by [●], an independent registered public accounting firm.

INTELLECTUAL PROPERTY

[The Sponsor owns trademark registrations for the Fund. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.]

The Sponsor [also] owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

PRIVACY POLICY

The Fund and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Fund. The Fund and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Fund and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder. Third-party service providers with whom the Fund and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Fund, is provided to investors annually and is also available at [●].

WHERE YOU CAN FIND MORE INFORMATION

[●], 2025 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Additional information about the Fund’s investments is or will be available in the Fund’s annual and quarterly reports. In the annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during the last fiscal year, as applicable.

To make shareholder inquiries, for more detailed information on the Fund, or to request any of the documents incorporated by reference in this prospectus free of charge, please:

Call: [●]

Monday through Friday

8:00 a.m. — 8:00 p.m. (Eastern time)

Write: KraneShares Physical European Carbon Allowance Fund

Krane Funds Advisors, LLC

280 Park Avenue, 32nd Floor

New York, New York 10017

Visit: [●]

Information about the Fund can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-1520.

No person is authorized to give any information or to make any representations about the Fund and its shares not contained in this Prospectus and you should not rely on any other information. Read and keep this Prospectus for future reference.

KraneShares Physical European Carbon Allowance Fund

280 Park Avenue, 32nd Floor

New York, New York 10017

The Fund is distributed by [●].

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.

	Amount
SEC registration fee (actual)	$	[●]	(1)
Auditor’s fees and expenses	$	[●]	(2)
Legal fees and expenses	$	[●]	(2)
Printing expenses	$	[●]	(2)
Miscellaneous expenses	$	[●]	(2)
Total	$	[●]	(2)

(1)	Applicable registration fees have been deferred in accordance with Rules 456(d) and 457(u) under the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.
(2)	Because an indeterminable amount of securities is covered by this Registration Statement, the total expenses in connection with the issuance and distribution of the Shares are, therefore, not currently determinable.

Item 14.	Indemnification of Directors and Officers

The Trust Agreement provides that the Sponsor shall be indemnified and held harmless by the Trust or applicable Fund against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Trust Agreement. For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, its shareholders, members, directors, officers, employees, Affiliates and subsidiaries. The payment of any amount by the Fund pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of this Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Fund and the Sponsor shall be entitled to be reimbursed therefor by the Fund. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor may be paid by the Trust or the applicable Fund in advance of the final disposition of such action, suit or proceeding. The obligations of the Fund to indemnify the Sponsor Indemnified Parties as provided herein shall survive the termination of this Trust Agreement.

Item 15.	Recent Sales of Unregistered Securities

None.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description
3.1	First Amended and Restated Agreement and Declaration of Trust of the Registrant.**
3.2	Restated Certificate of Trust of the Registrant*
5.1	[●] relating to the legality of the Shares**
8.1	Opinion of [●] with respect to federal income tax consequences**
10.1	Form of Authorized Participant Agreement**
10.2	Marketing Agent Agreement**
10.3	Cash Custody Agreement**
10.4	Fund Administration Servicing Agreement**
10.5	Transfer Agent Servicing Agreement**
10.6	Sponsor Agreement**
10.7	[Liquidity Provider Agreement]**
10.8	[Liquidity Provider Agreement]**
23.1	Consent of [●]. (Included in Exhibit 5.1)**
23.2	Consent of [●]. (Included in Exhibit 8.1)**
23.3	Consent of Independent Registered Public Accounting Firm**
107	Calculation of Filing Fees Table*

*	Filed herewith.
**	To be filed by amendment.

(b)	Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York in the State of New York on July 14, 2025.

KraneShares Physical European Carbon Allowance Fund

By:	Krane Funds Advisors, LLC, Sponsor

By:	/s/ Jonathan Krane	Date: July 14, 2025
Jonathan Krane
Chief Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Jonathan Krane	Chief Executive Officer of the Sponsor	July 14, 2025
Jonathan Krane	(Chief Executive Officer)

/s/ Leo Lo	Chief Financial Officer of the Sponsor	July 14, 2025
Leo Lo	(Chief Financial Officer)

*	The registrant is a trust, and the persons are signing in their capacities as officers of Krane Funds Advisors, LLC, the Sponsor of the registrant.